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Exhibit 2.1

DATED JUNE 28, 2001

THE SELLERS NAMED IN SCHEDULE 1A

and

SANGAMO BIOSCIENCES INC.

AGREEMENT

for the sale and purchase of
all the issued share capital
of Gendaq Limited

Brobeck Hale and Dorr

Alder Castle
10 Noble Street
London EC2V 7QJ
Tel: +44 (0)20 7645 2400
Fax: +44 (0)20 7645 2424

CONTENTS

CLAUSE		PAGE
1.	Interpretation	2
2.	Sale and purchase of the Shares	5
3.	Consideration	6
4.	sangamo Shares	8
5.	Warranties	10
6.	Covenants up to Completion	13
7.	RESCISSION	15
8.	Tax Deed	15
9.	covenants	15
10.	Completion	16
11.	Loan accounts	17
12.	Guarantees	18
13.	Notices	18
14.	Resolutions and waivers	18
15.	General	19
16.	Costs	20
17.	Whole agreement	20
18.	THIRD PARTY RIGHTS	20
19.	Governing law	20
SCHEDULE
1.	Sellers' Shareholdings and Entitlements	21
2.	Particulars of the Company	1
3.	Properties	2
4.	Warranties	3
5.	Purchasers Warranties	31
6.	Sangamo BioSciences, Inc. Declaration of Registration Rights	33

i

THIS AGREEMENT is made as a deed on June 28, 2001 BETWEEN:

(1)
THE PERSONS whose names and addresses are set out in column 1 of Schedule 1A (each a "Seller" and together the "Sellers"); and

(2)
SANGAMO BIOSCIENCES INC. whose office is at 501 Canal Boulevard Suite A100, Richmond, CA 94804 USA (the "Purchaser").

WHEREAS:

(A)
Gendaq Limited is a private company limited by shares short particulars of which are set out in Schedule 2 having an authorised capital of £22,500 divided into 400,000 'A' ordinary shares of 1 pence each 1,250,000 'B' ordinary shares of 1 pence each and 600,000 ordinary shares of 1 pence each.

(B)
The Sellers (save for the Trustee, as defined below) are beneficially entitled to all the issued share capital of the Company in the proportions set out opposite their respective names in column 2 of Schedule 1A.

(C)
The Sellers wish to sell and, in reliance upon, inter alia, the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

Interpretation

In this agreement:

  "Accounts" means the audited balance sheet as at the 31 December 2000 and audited profit and loss account for the year ended on that date of the Company and the notes and directors' reports relating to them, a copy of which has been initialled for the purpose of identification by the Sellers' Solicitors and the Purchaser's Solicitors;

  "Accounts Date" means 31 May 2001;

  "Agreed Form" means, in relation to any document, the form of that document agreed between the Sellers and the Purchaser which has been initialled for the purpose of identification by the Sellers' Solicitors and the Purchaser's Solicitors;

  "Company" means Gendaq Limited;

  "Company Share Options" means the share options granted to employees and consultants of the Company to purchase shares in the capital of the Company as set out in Schedule 1B;

  "Completion" means completion of the sale and purchase of the Shares in accordance with clause 10;

  "Completion Date" means the date upon which Completion occurs in accordance with clause 10;

  "Consideration" means the consideration payable in respect of the Shares at Completion under clause 3(1);

  "Consideration Shares" means the Sangamo Shares to be issued to the Sellers as Consideration in accordance with the terms of this agreement;

  "Consultant" means Aaron Klug;

  "Core Business" means the core business of the Company as carried on during the year prior to this agreement being the engineering and use of zinc finger proteins per se for gene regulation but

2

  excluding all other areas and technologies including, but not limited to: (i) genes/proteins which the Company may use in conjunction with or in fusion with zinc finger proteins (e.g. transcriptional activators, transcriptional repressors, cell import mechanisms or signals, ligand-binding domains, transcriptional effector domains, nucleases, methylases, recombinases or any other effector domains acting on DNA, marker and reporter genes and localisation signals); (ii) vector technologies that the Company may use to introduce or express genes into cells or organisms (e.g. lentiviral vectors, retroviral vectors, adenoviral vectors, AAVs, shuttle vectors, binary vectors etc.); (iii) transformation systems which the Company may use to introduce into and/or express into genes into cells or organisms (e.g. gene therapy protocols, plant transformation protocols, fungal transformation protocols, co-transformation protocols, selection systems); (iv) technologies useful for the regulation of Company genes (e.g. promoters, terminators, technologies for the enhancement of expression, inducible expression systems such as the TET system); (v) other research materials, tools and methods (e.g. PCR, gene cloning technology); and (vi) equipment that may be used by the Company in the course of its business (e.g. thermal cyclers, arraying devices and readers);

  "Current Outstanding Shares" means all the shares in the capital of the Company held by the Sellers at the date of this agreement (including specifically those which are set out in column 2 of Schedule 1A);

  "Disclosure Letter" means the letter of the same date as this agreement from the Warrantors to the Purchaser;

  "Employee Optionholders" means employees and consultants holding Company Share Options;

  "Equity Securities" means all Current Outstanding Shares, Further Outstanding Shares, Company Share Options and any other capital or rights or options (whether contingent or exercisable or not) to acquire share capital in the Company;

  "Executive Directors" means Dr. Timothy Brears and Dr. Eugenios Choo;

  "Further Outstanding Shares" means all the shares in the capital of the Company which certain of the Sellers are entitled to acquire or subscribe for (pursuant to the Investment Agreement or otherwise) whether or not such rights are currently exercisable or subject to any condition (including specifically those which are set out in column 3 of Schedule 1A) but excluding always Company Share Options;

  "Insolvency Act" means Insolvency Act 1986;

  "Intellectual Property Rights" means copyrights, moral rights, patents, supplementary protection certificates, continuations in part, petty patents, utility models, trade marks, trade or business names, service marks, domain names, design rights, database rights, plant variety rights, rights in unfair competition, rights in undisclosed or confidential information (such as know-how, trade secrets and inventions (whether patentable or not)), and other similar intellectual property rights (whether registered or not) and applications for such rights as may exist anywhere in the world;

  "Investment Agreement" means the subscription agreement dated 28 March 2000 between the Company, ABN Amro Ventures BV, UK Medical Ventures Fund No 1 LP, 3i Group plc. and Dusty Miller LLC to which each of Neomed Innovation ASA and Quantum Healthcare Fund No 1 LP (now Avlar BioVentures Fund 1 LP) executed deeds of adherence;

  "Key Employees" means Mark Isalan, Chris Ullman, Lindsey Reynolds, Michael Moore and Christopher Demaison;

  "LPMPA" means the Law of Property (Miscellaneous Provisions) Act 1994;

3

  "Material Adverse Effect" means any event change or effect that is materially adverse to the business or financial condition of the Company or the Purchaser (as appropriate);

  "Option Agreement" means the call option agreement dated 30 May 2001 executed by, inter alios, the Purchaser and the Sellers;

  "Option Letters" means the letters in the Agreed Form to go to the Employee Optionholders in respect of the Replacement Options;

  "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

  "Property" means the property shortly described in Schedule 3;

  "Purchaser's Solicitors" means Brobeck Hale and Dorr of Alder Castle, 10 Noble Street, London EC2V 7QJ;

  "Purchaser's Stockbrokers" means William Blair & Co.;

  "Replacement Option" means an option over Sangamo Shares on a conversion ratio of 1.13969 Sangamo Shares for each Company Share Option over one ordinary share of 1 pence each in the capital of the Company;

  "Respective Proportions" means the pro rata percentage entitlements of the Sellers to the Consideration as amongst themselves;

  "Sangamo Shares" means shares of common stock of the Purchaser with a par value of US$0.01 per share;

  "Seller" includes the estate and personal representatives of a Seller;

  "Sellers' Solicitors" means Olswang of 90 Long Acre, London WC2E 9TT;

  "Shares" means all the Current Outstanding Shares and the Further Outstanding Shares (to the extent subscribed for by the relevant Sellers prior to Completion);

  "subsidiary" means a subsidiary for the purposes of the Companies Act 1985;

  "Taxation" shall have the same meaning as in the Tax Deed;

  "Tax Deed" means the tax deed to be entered into between the Warrantors and the Purchaser in the Agreed Form;

  "Taxes Act 1988" means Income and Corporation Taxes Act 1988;

  "TCGA 1992" means Taxation of Chargeable Gains Act 1992;

  "Trailing Five Day Price" means the average closing price of Sangamo Shares as reported by Nasdaq for the five preceding Nasdaq trading days ending on the third such trading day immediately prior to:

  (a)
  the Completion Date if calculated for the purposes of clause 3(3); or

  (b)
  the date of satisfaction of a Claim as defined in clause 3 if calculated for the purpose of clauses 3(7) or 5;

  "Trustee" means RBC Trustees (Guernsey) Limited (being one of the Sellers) (as trustees for the Pizzicato Trust);

  "Trust" means the trust(s) upon which the Trustee holds those of the Shares to be sold by them as Trustee;

4

  "VATA 1994" means the Value Added Tax Act 1994;

  "Warranties" means the warranties on the part of the Warrantors contained in clause 6(1);

  "Warrantors" means the Trustee, Dr Timothy Brears and Professor Sir Aaron Klug; and

  "Warranty Date" means the date one year from Completion.

In this agreement any reference, express or implied, to an enactment includes references to:

  (a)
  that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);

  (b)
  any enactment which that enactment re-enacts (with or without modification); and

  (c)
  any subordinate legislation made (before or after signature of this agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above;

  and "enactment" includes any legislation in any jurisdiction provided that any such enactment, amendment, extension or re-enactment as referred to in paragraphs (a) to (c) above does not extend the liability of the Sellers hereunder.

Where any statement is qualified by the expression "so far as the Warrantors are aware" or "to the best of the Warrantors' knowledge, information and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of Dr Timothy Brears, Dr Eugenios Choo, Professor Sir Aaron Klug, Neil Lattimer and the Company's professional advisers, including accountants, D Young & Co and the Sellers' Solicitors and in addition, the Medical Research Technology Council where such expression is used in section A.12 of Schedule 4.

A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

Words denoting persons shall include bodies corporate and unincorporated associations of persons.

(6)
Reference to writing includes any method of reproducing words on paper.

(7)
The rule known as the "ejusdem generis" rule shall not apply.

(8)
Subclauses (1) to (6) above apply unless the contrary intention appears.

(9)
The headings in this agreement do not affect its interpretation.

Sale and purchase of the Shares

At Completion, each of the Sellers shall sell the Current Outstanding Shares and the Further Outstanding Shares (to the extent subscribed for by the Sellers) together with all rights attaching to them (save for any right to receive the Second Tranche of Consideration (as defined below)) and the Purchaser shall purchase such Shares accordingly.

Each of the Sellers severally represents and covenants with the Purchaser as follows:

  (d)
  that (i) on the date of this agreement he has the right to sell and transfer the full legal and beneficial interest in the Current Outstanding Shares set opposite that Seller's name in column 2 of Schedule 1A; and (ii) immediately prior to Completion he will have the right to sell and transfer the full legal and beneficial interest in the Further Outstanding Shares (to the extent subscribed for by the Sellers) set opposite that Seller's name in column 3 Schedule 1A to the Purchaser on the terms set out in this agreement; and

5

  (e)
  that on or after Completion he will, at his own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to vest any of the Shares in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement; and

  (f)
  that he has the requisite power and authority to enter into and perform this agreement and, in the case of the Warrantors, the Tax Deed.

The Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties and disposition of such at Completion shall be made by the Sellers on the terms that the same covenants shall be deemed to be given by the Sellers on Completion in relation to the Shares as are implied under Part I of the LPMPA where a disposition is expressed to be made with full title guarantee.

Consideration

The total consideration to be paid by the Purchaser pursuant to this agreement shall be satisfied by the Purchaser by the issue to the Sellers of Sangamo Shares on (subject to clauses 3(3), 3(4), 3(5), 3(6) and 3(7)) a ratio of:

1.13969 Sangamo Shares for each Share.

The Purchaser shall issue the Consideration Shares to the Sellers on the following basis:

  (g)
  ninety percent (90%) of the Consideration Shares shall be issued to the Sellers at Completion in the proportions shown in column 4 of Schedule 1A; and

  (h)
  subject to subclause (7) below, ten percent (10%) of the Consideration Shares (the "Second Tranche of Consideration") shall be issued to the Sellers within 5 business days of the Warranty Date in their Respective Proportions.

No fraction of a Sangamo Share will be issued at Completion or pursuant to sub-clause (2)(b) above, but in lieu thereof, each holder of Shares who would otherwise be entitled to a fraction of a Sangamo Share (after aggregating all fractional shares of Sangamo Shares to be received by such holder) shall be entitled to receive from the Purchaser an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Trailing Five Day Price.

If the Purchaser consolidates, sub-divides or reorganises its share capital, declares any distribution or makes any issue by way of capitalisation or rights to holders of its common stock during or by reference to any period after the date of this agreement then where such event occurs:

  (a)
  prior to Completion, the exchange ratio to calculate the number of the Sangamo Shares to be issued at Completion; or

  (b)
  prior to the issue of the Second Tranche of Consideration, the exchange ratio to calculate number of Sangamo Shares required to be issued as the Second Tranche of Consideration pursuant to this agreement, will be adjusted proportionally with all the other holders of Sangamo Shares as the Purchaser's Stockbrokers for the time being (acting as experts and not as arbitrators) certify to be in their opinion fair and reasonable.

6

In the event that the total number of issued Equity Securities (including any Further Outstanding Shares which are not subscribed for by the Sellers by the Completion Date) on the Completion Date exceeds or is less than the aggregate of:

  (i)
  the number of Current Outstanding Shares and Further Outstanding Shares set out in columns 2 and 3 of Schedule 1A; and

  (j)
  the Company Share Options,

    the ratio of Sangamo Shares for each Share shall be reduced or increased proportionately, as the case may be, subject always to clause 3(6).

Subject to clause 3(4), the Purchaser shall not be required to issue to the Sellers at Completion or provide Replacement Options over more than 2,250,008 Sangamo Shares (in aggregate) pursuant to this agreement.

In the event that prior to the Warranty Date the Purchaser shall have notified the Sellers of any claim or loss incurred by the Purchaser as a result of any breach of the Warranties or the Tax Deed (each a "Claim") which notification is accompanied by an estimate of the amount of the Claim and the details specified in clause 6(3) or the Tax Deed (as appropriate), then the following provisions shall apply:

  (a)
  in the event that any Claim is a Proven Claim (as defined below) then the total number of Sangamo Shares forming part of the Second Tranche of Consideration will be reduced (as between the Sellers in accordance with their Respective Proportions) by such number of Sangamo Shares as shall have a value (such value being calculated by reference to the Trailing Five Day Price) equivalent to the amount of each Proven Claim. Such reduced Second Tranche of Consideration will be issued to the Sellers in their Respective Proportions in accordance with sub-clause (2) above;

  (b)
  in the event that any Claim is not a Proven Claim (an "Unproven Claim") then, provided that the Purchaser obtains a written opinion of Queens Counsel that the Purchaser has a reasonable cause of action in respect of the relevant Claim and that the quantum of the Claim is not unreasonable, the total number of Sangamo Shares forming part of the Second Tranche of Consideration to be issued on the Warranty Date shall be reduced (as between the Sellers in accordance with their Respective Proportions) by such number of Sangamo Shares as shall have a value (such value being calculated by reference to the Trailing Five Day Price) equivalent to the amount of such Unproven Claim. Such reduced Second Tranche of Consideration will be issued to the Sellers in their Respective Proportions in accordance with sub-clause (2) above. If when the Unproven Claim becomes a Proven Claim such Proven Claim is less than the value attributed to the Unproven Claim as notified then the Purchaser shall issue to the Sellers (within 5 business days of such Unproven Claim becoming a Proven Claim) in their Respective Proportions such number of additional Sangamo Shares as shall have a value (such value being calculated by reference to the Trailing Five Day Price) equivalent to the difference between the Proven Claim and the Unproven Claim; and

  (c)
  in the event that any Claim or the total of all Claims (whether Proven or Unproven) exceeds the value of the Sangamo Shares (as reduced pursuant to (a) and (b) above) representing the Second Tranche of Consideration (such value being calculated by reference to the Trailing Five Day Price) then, subject to clause 5(4), 5(6), 5(7) and 5(8) the Warrantors shall be jointly and severally liable for such excess and the Sellers (other than the Warrantors) shall have no further obligation in respect of a Claim or an Unproven Claim.

  For the purposes of this clause 3, a "Proven Claim" shall mean a Claim that has been agreed, settled or resolved between the Warrantors and the Purchaser (as evidenced in writing) or which has otherwise been finally judicially determined (without further right of appeal to a court in

7

  England or Wales or where no appeal is actually commenced within three months of any determination).

(8)
The Consideration Shares issued pursuant to this clause 3 and such other Sangamo Shares required to be reserved for issue in connection with this agreement shall have been approved for quotation on the Nasdaq National Market System within 45 days after the Completion Date subject only to official notice of issue.

(9)
The Purchaser agrees to maintain the inclusion of the Sangamo Shares on the Nasdaq National Market until Completion.

(10)
The Purchaser shall take such steps as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issue of the Consideration Shares pursuant to this clause 3; provided, however, that the Purchaser shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction. The Sellers shall co-operate with the Purchaser, and provide information to the Purchaser, in connection with filings made by the Purchaser under applicable blue sky laws.

(11)
As soon as reasonably practicable following Completion, and in no event later than forty five (45) days following Completion, the Purchaser agrees to file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 registering the number of Sangamo Shares issuable upon the exercise of all Replacement Options, subject always to clause 3(6).

Sangamo Shares and private placement

The Consideration Shares issued at Completion, and those issued on the Warranty Date or otherwise in accordance with clause 3(7), will rank pari passu in all respects with the Sangamo Shares then in issue.

Each Seller on his own account only hereby confirms and undertakes that:

  (k)
  it is receiving the Consideration Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Consideration Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act;

  (l)
  it has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the Consideration Shares and to make an informed investment decision with respect to such Consideration Shares; and

  (m)
  it understands that (i) the Consideration Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Consideration Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Purchasers' common stock, adequate information concerning the Purchaser is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there may not currently be a registration statement on file with the SEC with respect to any stock of the Purchaser and (except as provided for in this agreement) the Purchaser has no obligation to register the Consideration Shares under the Securities Act.

8

Each Seller on his own account only hereby agrees, covenants and undertakes that without the written consent of the Purchaser it shall not, directly or indirectly:

  (n)
  offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Consideration Shares (including, without limitation, Consideration Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Consideration Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Consideration Shares owned by the Sellers on the date of execution of this agreement or on Completion; or

  (o)
  enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Consideration Shares,

  whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Consideration Shares or other securities, in cash or otherwise, for a period of 90 days from Completion, in the case of Sellers other than the Executive Directors and the Consultant and for a period of 180 days from Completion, in the case of the Executive Directors and the Consultant. This clause shall not apply in the event of any acquisition or purchase by any person or "group" (as defined under section 13(D) of the Exchange Act and the rules and regulations thereunder) of more than a 50 per cent interest in the total outstanding voting securities of the Purchaser or any tender offer or exchange offer which if consummated would result in any person or "group" (as defined under section 13(D) of the Exchange Act and the rules and regulations thereunder) beneficially owning 50 per cent or more of the total outstanding voting securities of the Purchaser (in each case provided that such transaction has been recommended by the board of directors of the Purchaser) or pursuant to which shareholders tender more than fifty percent of the issued shares of the Purchaser.

The Trustee shall procure that any new, additional or substituted trustee(s) of the Trust appointed after the date of this agreement shall undertake (in a form satisfactory to the Purchaser) to be bound by the restrictions in subclause (3) above relating to the Consideration Shares or other securities referred to in that subclause.

On the date of this agreement, the Purchaser will enter a declaration of registration rights in the terms set out in Schedule 6.

(6)
Notwithstanding the provisions of this clause 4:
(a)
3i Group plc may transfer Consideration Shares held by them to any member of the 3i Group, and ABN Amro Ventures BV may transfer Consideration Shares held by them to any member of the ABN Amro Ventures BV Group, without restriction provided that 3i Group plc or ABN Amro Ventures BV (as appropriate) procures that such transferee or assignee agrees to be bound by the terms of this agreement and in particular clause 4(3). For these purposes, a member of the 3i Group means 3i Group plc, any subsidiary of 3i Group plc and any company of which 3i Group plc is a subsidiary; and ABN Amro Group means ABN Amro Ventures BV and any entity which is a subsidiary of or which is owned (as to ninety five per cent or over) by ABN Amro Ventures BV;

(b)
the restrictions on the sale of Consideration Shares shall not apply to any fund management activities carried out in the ordinary course of business by any 3i asset management division or entity on behalf of:
(i)
the 3i Group Pension Fund;

(ii)
the following quoted investment trusts:
(A)
3i UK Select plc;

9

      (B)
      3i European Technology Trust plc;

      (C)
      3i Smaller Companies Trust plc; and

      (D)
      3i Bioscience Investment Trust plc;
    (iii)
    certain unquoted funds managed on behalf of external investors which invest alongside 3i Group plc on certain types of investment.

Warranties

The Warrantors warrant to the Purchaser that except as fairly disclosed to the Purchaser in the Disclosure Letter, each of the statements set out in Schedule 4 is true and accurate. For the avoidance of doubt this clause shall not be affected by clause 5(8).

Each of the Warranties set out in the several paragraphs of Schedule 4 is separate and independent and except as expressly provided to the contrary in this agreement is not limited:

  (p)
  by reference to any other paragraph of Schedule 4; or

  (b)
  by anything in this agreement or the Tax Deed,

    and none of the Warranties shall be treated as qualified by any constructive knowledge on the part of the Purchaser or any of its agents.

Each Seller on his own account agrees with the Purchaser (as trustee for the Company and its employees) to waive any rights or claims which he may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Company or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

In the absence of fraud, dishonesty or wilful concealment on the part of the Warrantors, in respect of any Claim:

  (q)
  the liability of the Warrantors shall not extend beyond (in aggregate):
  (i)
  the reduction of the Second Tranche of Consideration payable to them; and

  (ii)
  the further sum of US$1,000,000, jointly and severally, save that no individual Warrantor shall have any individual liability to the Purchaser above and beyond fifty percent (50%) of the value (calculated by reference to the Trailing Five Day Price) of (in aggregate) the Sangamo Shares issued to them at Completion pursuant to clause 3(2)(a) and the Sangamo Shares which, but for clause 3(7), would have been issued to them pursuant to clause 3(2)(b); and

  (r)
  the liability of the Warrantors, shall terminate (but without prejudice to the rights and obligations of the parties under the Tax Deed):
  (i)
  on the seventh anniversary of Completion in respect of Claims in respect of matters set out in Part D (Taxation) of Schedule 4 and any other matters so far as they relate to Taxation; and

  (ii)
  on the Warranty Date in respect of all other Claims in respect of matters contained in Schedule 4,

    except in respect of any Claim of which notice in writing is given to the Warrantors or the Sellers' Solicitors before that date,

    but in relation to those Warranties set out in paragraph A.4:

    (i)
    the limitations set out in paragraphs (a) and (b) above shall not apply; and

    (ii)
    nothing in the Disclosure Letter shall qualify or limit their scope.

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Any payment made in respect of a breach of the Warranties or a liability under the Tax Deed shall be deemed to be a reduction in the Consideration.

(6)
In the absence of fraud, dishonesty or wilful concealment on the part of the Warrantors the following further limitations shall apply in respect of claims made by the Purchaser under the Warranties:
(a)
no liability shall be incurred under the Warranties unless the amount of all claims exceeds US$200,000;

(b)
all liability under the Warranties shall cease unless in respect of any such claim legal proceedings in respect thereof are issued and served on any one of the Warrantors within six months of written notice of the claim first being given in accordance with clause 5(4) above;

(c)
no claim under the Warranties may be made and the Warrantors shall not be liable under, or in respect of, the Warranties to the extent that the claim arises or is increased as a result of all or any of:
(iii)
an increase in rates of Taxation announced after Completion;

(iv)
any legislation or governmental regulation or any administrative or judicial decision neither published nor in force at the date hereof; and/or

(v)
the withdrawal or alteration after the date hereof other than pursuant to an announcement made before the date hereof of any extra statutory concession made by the Inland Revenue (or any other fiscal authority) and presently in operation;
  (d)
  the Purchaser shall not be entitled to recover any sum in respect of any claim under the Warranties or otherwise obtain reimbursement or restitution more than once in respect of any one and the same loss, damage or deficiency;

  (e)
  In the event that payment is made by a Warrantor in respect of a Claim under the Warranties, or a Seller in respect of a Proven or Unproven Claim in accordance with clause 3, and the Purchaser (or any assignees of the whole or any part of its interest hereunder or any agent on its behalf or any of them) subsequently recover from a third party a sum or benefit which is referable to the subject matter of such claim, the Purchaser or its assignees shall be liable forthwith after the receipt of such sum or benefit to reimburse to the relevant Sellers the net amount received (after deducting any Taxation liabilities in respect of it or costs and expenses actually incurred by the recipient(s) in recovering such sum or benefit from the third party) but not in any event exceeding the amount originally paid in respect of the relevant claim. For the purposes of the foregoing a reduction in liability to Taxation arising as a direct result of any payment made in respect of the relevant claim shall be deemed to be a sum or benefit received aforesaid;

  (f)
  Subject to the Purchasers' rights in respect of the Second Tranche Consideration, (contained in, inter alia, clause 3(7)) the Warrantors shall be entitled to settle any claim under this agreement or the Tax Deed by selling their Sangamo Shares (unless they are restricted from so doing under the terms of this agreement in which case the Warrantors can instruct the Purchaser to (at the Purchaser's Option) either cancel the relevant Sangamo Shares or transfer the relevant Sangamo Shares to the Purchaser at par value) or, at the Warrantors option, such liability may be satisfied in cash;

  (g)
  If in respect of any claim for breach of any Warranty the liability is contingent such contingent claim shall be treated as an Unproven Claim save that the Warrantors shall not be required to make any payment to the Purchaser until such time as the contingent liability ceases to be so contingent. However, a deduction from the Second Tranche of Consideration can be made in respect of an Unproven Claim which is contingent.

11

(7)
The Purchaser confirms that the Second Tranche of Consideration will be reduced pursuant to clause 3(7) before any other payment is required from any Warrantor under the Warranties or the Tax Deed.

(8)
Subject to any other limitation contained in this agreement but without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being breached, each Warrantor undertakes with the Purchaser (for itself and as trustee for each Company) that he shall, at the direction of the Purchaser, pay to the Purchaser, the Company or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any deficiency or liability of the Company concerned which arises from any of the Warranties being breached and which would not have existed or arisen if the Warranty in question had not been breached plus any reasonable costs of recovery incurred by the Purchaser or the Company.

(9)
Clauses 4.1.1, 4.1.2, 4.1.6, 4.1.7, 4.1.8, 4.1.9 and 4.1.10 of the Tax Deed will apply to limit the liability of the Warrantors under the Warranties contained in part D (Taxation) of Schedule 4.

(10)
Nothing in this agreement will limit the Purchaser's common law duty to mitigate its loss under the Warranties.

(11)
The Purchaser warrants to the Sellers in the terms set out in Schedule 5.

(12)
In the event that the Company or the Purchaser has a right to make recovery or claim an indemnity under a policy of insurance in respect of any matter giving rise to a claim under the Warranties the Purchaser shall, or shall procure that the Company shall, make a claim under such policy unless either the Purchaser or the Company is advised by its professional advisers that any such claim has limited prospects of success or the cost of recovery under such policy would be out of proportion to the amount which could potentially be recovered.

12

Covenants up to Completion

The Sellers (other than 3i Group plc) shall procure that without the prior written consent of the Purchaser:

  (s)
  the Company shall not before Completion:

(i)	dispose of or grant any option or right of pre-emption in respect of any part of its assets except in the ordinary course of business consistent with past practice; or
(ii)	borrow any money or make any payments out of or drawings on its bank account(s) (except routine payments); or
(iii)	declare, make or pay any dividend or other distribution or return of capital; or
(iv)	grant, issue or redeem any mortgage, charge, debenture or other security or give any guarantee or indemnity; or
(v)
make any change in the terms and conditions of employment of any of its directors or employees or employ or terminate (except for good cause) the employment of any person save as provided for herein; or
(vi)	amend its memorandum or articles of association;
(vii)
undertake any material commitment or enter into any other material contract or acquire or dispose of any material assets, liabilities or businesses, otherwise than in the ordinary course of business consistent with past practice;
(viii)
transfer or license any material intellectual property to any person except non-exclusive licenses in connection with the sale or license of the Company's products in the ordinary course of business consistent with past practice;
(ix)	register any transfer of shares (other than pursuant to this agreement) in its statutory register of members;
(x)	save as permitted by paragraph (viii) above, enter into any agreement with any collaborator, customer, strategic partner or the like; or
(xi)
enter into any lease or acquisition of real or personal property where the total payments exceed £10,000 or make any payments to contractors or suppliers which the Company is not legally obligated to make on the date of this agreement or hire any new employees save for the two individuals who have been made offers of employment by the Company prior to the date of this agreement.
(xii)
make, or announce to any person any proposal to make, any change or addition to any retirement/death/disability benefit (as defined in paragraph F.1 of Schedule 4) of or in respect of any of its directors or employees or former directors or former employees (or any dependant of any such person) or to the Scheme (as defined in that paragraph) (other than any change required by law and any proposed change which is mentioned in the Disclosure Letter) or grant or create any additional retirement/ death/disability benefit (as so defined) or, without limiting the foregoing, take any action or allow any action to be taken in relation to the Scheme other than in the ordinary course of administering the Scheme or omit to take any action necessary or prudent for the ordinary proper operation of the Scheme; or

13

(xiii)
fail to take all commercially reasonable steps to preserve and protect its assets and without prejudice to the generality of the foregoing (a) relax its standards in relation to the protection of confidential information (b) abandon any patent application currently under its control or active in any part of the world (c) knowingly breach the terms of any licence agreement which the Company is a party to or allow any such agreement to lapse (d) fail to pursue the acquisition of any additional Intellectual Property Rights which could be important to the Company in its ordinary course of business to the same degree as they would have pursued it prior to the date hereof (except where precluded elsewhere in the agreement);
(xiv)	knowingly permit any of its insurances to lapse or do any thing which would make any policy of insurance void or voidable; or
(xv)
create, issue, purchase or redeem any class of share or loan capital or grant any rights over or option or warrants to acquire any class of share or loan capital save in respect of the allotment or issue of Further Outstanding Shares to the Sellers in such amounts as are set out in column 3 of Schedule 1(a); or
(xvi)	agree, conditionally or otherwise, to do any of the foregoing; or
(xvii)	in any other way depart from the ordinary course of its day-to-day trading;

      and

  (t)
  none of the Sellers shall before Completion:

  (i)
  dispose of any interest in the Shares or any of them or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the Shares or any of them;

  (ii)
  vote in favour of any resolution in general meeting; or

  (iii)
  knowingly do or omit to do or cause to be done any act or thing which would result (or be likely to result) in a breach of any of the Warranties.

Until Completion the Sellers (other than 3i Group plc) shall procure that the Purchaser, its agents and representatives are given reasonable access to the Property and to the books and records of the Company and the Sellers (other than 3i Group plc) shall provide such information regarding the businesses and affairs of the Company as the Purchaser may require.

Each party shall notify the others as soon as practicable in writing of any matter or thing which arises or becomes known to any of them which constitutes (or would after the lapse of time constitute) a breach of any of the Warranties or the covenants or other provisions set out in this agreement. In the case of the Purchaser, such notification obligation shall consist of providing such details of the breach as are then available to it and a genuine estimate of the amount of the claim based on the details then available to it, provided that failure to notify or any delay in notifying on the part of the Purchaser will not prevent it from bringing a claim provided further that if, as a result of such failure or delay, the liability of the Warranties shall be increased, the Warrantors shall not be liable for such increase.

The Purchaser hereby covenants to each of the Sellers that in the period from the date of this agreement until Completion, it shall not without each of the Sellers' prior consent (such consent not to be unreasonably withheld or delayed):

  (u)
  amend its certificate of incorporation or bylaws in any way that would result in the Sangamo Shares to be issued at Completion being adversely affected as against the existing stock of the Purchaser;

14

  (v)
  alter the authorised or issued share capital or grant or alter any options or rights over shares in any way that would result in the devaluation of the Sangamo Shares to be issued at Completion, except in respect of stock options (and issues of stock in relation thereto) or restricted stock that may be issued by the Purchaser under its 2000 Stock Incentive Plan; and

  (c)
  dispose of all or substantially all of the assets of the Purchaser or reorganise or amalgamate the Purchaser in any way that would result in the devaluation of the Sangamo Shares to be issued at Completion.

RESCISSION

(1)
The parties acknowledge that between the date of this agreement and Completion confidential information will be provided by the Sellers to the Purchaser and it is agreed that such is the sensitivity of this information that damages would not be an adequate remedy. In the event that any party to this agreement does not comply with its obligations in clause 10 on Completion, the parties shall be entitled to seek specific performance or other equitable relief without proof of special loss.

(2)
In the event that the Sellers or the Purchaser are unable to comply with any of their obligations in clause 10 (other than sub-clause (2)(a)(vii)) on the date set for Completion, then, subject to the Purchasers rights in 7(3), Completion shall be adjourned to such date as may be agreed between the Sellers and the Purchaser or, in the absence of agreement, to the fifth business day following the date set for Completion. Only in the event that either a Seller or the Purchaser fails to comply with their obligations in clause 10 (other than sub-clause (2)(a)(vii)) on such adjourned completion date shall the party who has complied with all of their obligations under clause 10 (other than sub clause (2)(a)(vii)) have the right to rescind this agreement. A party entitled to rescind this agreement shall also be entitled to recover all of their costs in connection with this agreement from the defaulting party. The remedy of rescission shall not be available to the Purchaser after Completion has occurred.

(3)
Without prejudice to any other rights or remedies available to the Purchaser, if any of the Sellers shall fail to comply with their obligations under clause 10, the Purchaser shall be entitled at its option to elect to complete the purchase of the Shares of those of the Sellers who have complied with their obligations under clause 10. If it does so, it shall not be entitled to rescind the agreement.

Tax Deed

    The Warrantors shall on Completion enter into the Tax Deed in favour of the Purchaser.

covenants

Each of the Sellers (other than 3i Group plc in respect of clause 9(1)(e)) irrevocably undertakes and covenants (to the extent relevant to it) that immediately following the execution of this agreement:

  (w)
  if he or it is entitled to purchase Further Outstanding Shares (as set out against his or its name in column 3 of Schedule 1A) he or it will:

  (i)
  exercise such right;

  (ii)
  pay a consideration of £4.64 per share in cash to the Company,

    and shall (except for 3i Group plc) procure that the Company executes, does and signs all such deeds, things and documents (including issuing share certificates for the Further Outstanding Shares) as may be required to give effect to the issue of the Further Outstanding Shares, subject to clause 14(5);

15

  (x)
  if he is an Executive Director or a Consultant he will enter into a Non-Compete and Confidentiality Agreement in the Agreed Form;

  (y)
  if he is an Executive Director he will execute an Addendum to Contract of Employment in the Agreed Form;

  (z)
  if he is the Consultant he will execute an Addendum to Consulting Agreement in the Agreed Form; and

  (aa)
  it will request that the Key Employees enter into amendments to their contracts of employment in the Agreed Form.

Timothy Brears irrevocably undertakes that, in relation to his Company Share Options, he will accept the Purchaser's offer of Replacement Options provided that such offer is made within 20 days of Completion and he will not, within such 20 day period, exercise any of his Company Share Options or any part thereof.

The Trustee irrevocably undertakes covenants and agrees that;

  (bb)
  until the Warranty Date or, if there is an Unproven Claim at the Warranty Date, such date as that Unproven Claim becomes a Proven Claim, it will not distribute capital or income of the Trust to a beneficiary or make other payment form the capital or income of the Trust unless following such distribution the Trust retains sufficient capital and assets to satisfy the Trustee's maximum potential liability in respect of any Claim; and

  (cc)
  following the Warranty Date or, if there is an Unproven Claim at the Warranty Date such later date as an Unproven Claim becomes a Proven Claim, it will not voluntarily exercise a power or discretion conferred on it to distribute capital or income of the Trust to a beneficiary unless a deed of adherence in respect of this agreement and the Tax Deed in favour of the Purchaser is first obtained from the beneficiary so that such beneficiary assumes the potential liabilities of the Trust in respect of any Claim to the extent of the distribution, and the Purchaser hereby agrees that provided the Trustee complies with the obligations set out above the liability of the Trustee shall not exceed the value of the capital of the Trust.

(4)
The Purchaser undertakes and covenants that following Completion it shall send the Option Letters to the Employee Optionholders.

Completion

Completion shall take place at the offices of the Purchaser's Solicitors on 3 July 2001.

At Completion the Sellers (other than 3i Group plc) shall procure:

  (dd)
  the delivery to the Purchaser of:

  (i)
  duly executed transfers in favour of the Purchaser or its nominee(s) of all the Shares;

  (ii)
  the share certificate(s) representing the Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

  (iii)
  the certificate of incorporation, common seal (if there is one), minute books, statutory registers and share certificate books of the Company;

  (iv)
  the title deeds and documents relating to the Properties;

  (v)
  the Tax Deed duly executed by the Sellers and the Company;

16

    (vi)
    the Non-Compete and Confidentiality Agreements, the Addendum to Contracts of Employment and the Addendum to Consulting Agreement referred to in clause 10, duly executed by the Executive Directors and Consultant;

    (vii)
    evidence that the Key Employees have entered into amendments to their contracts of employment in the Agreed Form;

    (viii)
    the resignations of all the directors and the secretary of the Company, in each case acknowledging under seal that he has no claim against the Company whether for loss of office or otherwise; and

    (ix)
    the resignation of the auditors of the Company in each case confirming, in accordance with section 394 of the Companies Act 1985, that there are no circumstances connected with their resignation which should be brought to the attention of the members or creditors of the Company and that no fees are due to them.

  (ee)
  that a board meeting of the Company is held at which it is resolved that:

  (i)
  such persons as the Purchaser nominates are appointed as additional directors and the secretary of the Company;

  (ii)
  its registered office is changed to Brobeck Hale and Dorr, Alder Castle, 10 Noble Street, London EC2V 7QJ;

  (iii)
  the transfers referred to in paragraph (a) above (subject only to their being duly stamped) are approved for registration;

  (iv)
  Ernst and Young are appointed as auditors; and

  (v)
  its bank mandates are revised in such manner as the Purchaser requires; and

  (ff)
  that an extraordinary general meeting of the Company is held at which new articles of association are adopted in such form as the Purchaser requires.

At Completion, 3i Group plc shall deliver to the Purchaser:

  (gg)
  duly executed transfers in favour of the Purchaser or its nominee in relation to the Shares registered in its name; and

  (hh)
  the share certificates representing the Shares registered in its name (or an express indemnity in a form satisfactory to the purchaser in the case of any found to be missing).

At Completion, the Purchaser shall:

  (ii)
  issue the Consideration Shares to be issued on Completion in accordance with clause 3 and pay any consideration to be satisfied in cash to the Sellers; and

  (jj)
  deliver to the Sellers' Solicitors a duly executed counterpart of the Tax Deed; and

  (c)
  appoint Stephen Reeders to the board of directors of the Purchaser; and

  (d)
  provide evidence of entry into the Declaration of Registration Rights in the terms set out in Schedule 6.

Loan accounts

The Sellers (other than 3i Group plc) shall procure that on Completion all indebtedness due from any Seller or any person connected with any Seller to any Company is satisfied in full without payment of interest.

17

Guarantees

The Sellers (other than 3i Group plc) shall use reasonable endeavours to procure that on Completion the Company is released from all guarantees and indemnities given by it other than a guarantee or indemnity in respect only of the liabilities of the Company.

The Purchaser shall use reasonable endeavours to procure that as from Completion each Seller is released from all guarantees and indemnities given by him in respect of obligations of the Company and of which full particulars are contained in the Disclosure Letter and pending his release the Purchaser shall indemnify him against all liabilities under those guarantees and indemnities.

Notices

Any notice or other document to be served under this agreement shall be delivered or sent by first class recorded delivery post or facsimile process to the party to be served at his address appearing in this agreement or at such other address as he may have notified to the other parties in accordance with this clause.

Any notice or document shall be deemed to have been served:

  (kk)
  if delivered, at the time of delivery; or

  (ll)
  if posted, at 10.00 a.m. on the second business day after it was put into the post; or

  (mm)
  if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any business day, and in any other case at 10.00 a.m. on the business day following the date of despatch.

In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message was properly addressed and despatched as the case may be.

Resolutions and waivers

In relation to each Company the Sellers (other than 3i Group plc) shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, its articles of association or any agreement or obligation affecting it to give effect to this agreement.

Each Seller waives (and shall procure the waiver by his nominee(s) of) all rights of pre-emption which he (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Purchaser or its nominee(s) of the Shares or any of them.

Each Seller either waives articles 3, 4, 5 and 10 of the articles of association of the Company or confirms that such articles shall not apply to the transactions effected by this agreement.

For so long after Completion as he remains the registered holder of any of the Shares each Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Shares and any distributions, property and rights deriving from them as the Purchaser directs; in particular, each Seller shall exercise all voting rights as the Purchaser directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

Each of the Sellers hereby agrees with to the Purchaser (on behalf of itself and as agent for the Company) that in the event that a Seller fails to comply with its obligations to subscribe for Further Outstanding Shares in accordance with this agreement such Seller irrevocably waives the right to

18

subscribe for, or have issued to it, such Further Outstanding Shares. The Sellers hereby agree and confirm that the Company may enforce the agreement in this clause in its own name on its own behalf.

General

Each of the obligations and undertakings set out in this agreement which is not fully performed at Completion and each of the Warranties will continue in force after Completion.

    Unless otherwise expressly stated in this agreement all cash payments to be made under this agreement shall be made in pounds sterling to the party to be paid as follows:

(nn)	to the Sellers immediately available funds to the account of the Sellers' Solicitors at:
	bank:	NatWest Bank plc, Cavendish Square Branch, PO Box 4NU, 1 Cavendish Square, London W1A 4NU
	sort code:	60-40-02
	account number:	24798649—Olswang Client Account
	swift code:	NWBKGB2L
or such other account as the Sellers may specify; and
(oo)	to the Purchaser in immediately available funds to the account of the Purchaser's Solicitors at:
	bank:	Barclays Bank, Broadgate Business Centre, 155 Bishopsgate London EC2M 3XA
	sort code:	20-77-67
	account number:	63091888—Brobeck Hale and Dorr US$ Client Account
	swift code:	BARC GB 22
or such other account as the Purchaser may specify.

The receipt of the Sellers' Solicitors for any sum or document to be paid or delivered to a Seller will discharge the Purchaser's obligation to pay or deliver it to that Seller.

This agreement shall be binding on the personal representatives and successors in title of each of the Sellers and the Purchaser as the case may be. If the Shares are sold or transferred after Completion to any wholly owned subsidiary of the Purchaser, the benefit of each of the obligations, Warranties and undertakings undertaken or given by any of the Sellers may be assigned to the purchaser or transferee of the Shares who may enforce them as if he had been named in this agreement as the Purchaser.

Subject to subclause (4) above none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

Where any obligation, representation, warranty or undertaking in this agreement is expressed to be made, undertaken or given by two or more of the Warrantors they shall be jointly and severally responsible in respect of it.

The Purchaser may release or compromise in whole or in part the liability of any of the Sellers under this agreement or grant any time or other indulgence without affecting the liability of any other of the Sellers.

This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

19

Costs

Each party shall pay the costs and expenses incurred by him in connection with the entering into and Completion of this agreement.

Whole agreement

This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement supersede all previous agreements between the parties relating to these transactions including the Option Agreement.

The Sellers acknowledge that the Purchaser has not made any representations or warranties other than contained in this agreement which have caused the Sellers to agree to accept the Sangamo Shares or on which the Sellers have placed any reliance in agreeing to accept the Sangamo Shares.

Each of the parties acknowledges that in agreeing to enter into this agreement he has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this agreement. Each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this subclause shall limit or exclude any liability for fraud.

Each of the Sellers hereby agree with each other and with the Purchaser (on behalf of itself and as agent for the Company so that the Company may enforce this clause in its own name) that the Investment Agreement shall hereby terminate on Completion.

THIRD PARTY RIGHTS

Save as provided in this agreement, a person who is not a party to this agreement, but who shall be deemed to be third party beneficiary, shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement. This clause shall not affect any right or remedy of the third party which exists or is available apart from that Act.

Governing law

This agreement is governed by and shall be construed in accordance with English law.

Each Seller submits to the jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints the Sellers' Solicitors as his agent for service of process.

The Purchaser submits to the jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints BHD Service Agents Limited as its agent to receive on its behalf service of any proceedings arising out of or in connection with this agreement.

AS WITNESS the hands of the Sellers (or their duly authorised officers) and a duly authorised officer of the Purchaser on the date which appears first on page 1.

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SCHEDULE 1A

SELLERS' SHAREHOLDINGS AND ENTITLEMENTS

COLUMN 1	COLUMN 2			COLUMN 3	COLUMN 4	COLUMN 5
(A) NAME AND ADDRESS OF SELLERS	(B) NO. OF CURRENT OUTSTANDING ORDINARY SHARES	(C) NO. OF CURRENT OUTSTANDING A ORDINARY SHARES	(D) NO. OF CURRENT OUTSTANDING B ORDINARY SHARES	(E) NO. OF FURTHER OUTSTANDING B ORDINARY SHARES	(F) NO. OF SANGAMO SHARES TO BE ISSUED AT COMPLETION	(G) NO OF SANGMAGO SHARES IN SECOND TRANCHE OF CONSIDERATION (PRIOR TO REDUCTIONS PERMITTED BY THIS AGREEMENT)
RBC Trustees (Guernsey) Limited (as trustees for the Pizzicato Trust) PO Box 48 Canada Court St. Peter Port Guernsey GY1 3BQ Channel Islands	100,000				102,572	11,397
Medical Research Council 20 Park Crescent London W1N 4AL	145,000				148,730	16,525
Dr. Timothy Brears 37 Linzee Road London N8 7RG	100,000				102,572	11,397
Professor Sir Aaron Klug 70 Cavendish Avenue Cambridge CB1 7UT	30,000				30,771	3,419
UK Medical Ventures Fund No. 1 L.P. 6 Henrietta Street London WC2E 8LA		250,000	91,361	178,036	532,756	59,195
ABN Amro Ventures B.V. Foppingadreef 22 AA 3240) PO Box 283 1000 EA Amsterdam The Netherlands			146,179	284,856	442,122	49,124
Dusty Miller L.L.C. c/o Red Abbey L.L.C 2330 West Jappa Road Suite 330 Lutherville Maryland 21093 USA			18,272	35,608	55,266	6,140
3i Group plc 91 Waterloo Road London SE1 8XP			109,632	213,644	331,591	36,843
Avlar BioVentures Fund 1 LP (previously Quantum Healthcare Fund No. 1 L.P.) St John's Innovation Centre Cowley Road Cambridge CB4 OWS			36,544	71,216	110,531	12,281
Neomed Innovation ASA Parveien 55 N-0256 Oslo Norway			18,272	35,608	55,266	6,140
TOTAL	375,000	250,000	420,260	818,968

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SCHEDULE 1B

EMPLOYEE OPTIONS

(1) NAME AND ADDRESS OF EMPLOYEE OPTION HOLDERS	(2) COMPANY STOCK OPTIONS (CLASS OF SHARES, DATE OF GRANT, VESTING SCHEDULE AND EXERCISE PRICE)
Dr. Timothy Brears 37 Linzee Road London N8 7RG	15,000 Ordinary Shares
(date of grant 11 May 2001; vesting one half upon change of control of the Company, the remainder on the first anniversary of the date of change of control of the Company; exercise price £5.00)
Dr. Eugenios Choo 10 Sydney Street London SW3 6PP
15,000 Ordinary Shares
(date of grant 11 May 2001; vesting: one half upon change of control of the Company, the remainder on the first anniversary of the date of change of control of the Company; exercise price £5.00)
Chris Ullman 7 Gateways Mews Shacklewell Lane London E8 2DF	4,000 Ordinary Shares (date of grant; 1 April 1998; full vesting date; 31 March 2002; exercise price £2.32)
Lindsey Reynolds 14 Ansell Court Stevenage Herts SG1 4RL	4,000 Ordinary Shares (date of grant: 1 July 1998; full vesting date: 30 June 2002; exercise price: £2.32)
Mark Isalan 24 Shottfield Avenue East Sheen London SW14 8EA	4,000 Ordinary Shares (date of grant: 1 July 1999; full vesting date: 30 June 2003; exercise price: £3.00)
Michael Moore The Hideaway Fagnall Lane Winchmore Hill Amersham Bucks HP7 OPG	4,000 Ordinary Shares (date of grant: 1 October 1999; full vesting date: 30 September 2003; exercise price: £3.00)
Armin Sepp 43 Bullen Close Cambridge CB1 8YU	4,000 Ordinary Shares (date of grant: 1 October 2000; full vesting date: 30 September 2004; exercise price: £3.70)
Christophe Demaison 30 Foulden Road London N16 7UR	4,000 Ordinary Shares (date of grant: 1 January 2001; full vesting date: 31 December 2004; exercise price: £3.70)

22

Nicole England 6 Stirling Close Uxbridge Middlesex UB8 2BA	4,000 Ordinary Shares (date of grant: 1 January 2001; full vesting date: 31 December 2004; exercise price: £3.70)
John Girdlestone 16 Cedar Drive East Finchley London N2 OPS	4,000 Ordinary Shares (date of grant: 1 January 2001; full vesting date: 31 December 2004; exercise price: £3.70)
Lutz-Peter Berg 1B Pentlow Street London SW15 1LX	4,000 Ordinary Shares (date of grant: 1 January 2001; full vesting date: 31 December 2004; exercise price: £3.70)
Neil Lattimer 6 North Close Royston Herts SG8 5EZ	4,000 Ordinary Shares (date of grant: 1 April 2001; full vesting date: 31 March 2005; exercise price: £3.70)
Tina Sepp 43 Bullen Close Cambridge CB1 8YU	4,000 Ordinary Shares (date of grant: 1 April 2001; full vesting date: 31 March 2005; exercise price: £3.70)
Steven Colebrook 35 St. Mary's Walk Everton Sandy Beds SG19 2JQ	4,000 Ordinary Shares (date of grant: 1 April 2001; full vesting date: 31 March 2005; exercise price: £3.70)
Tim Farries 185 Daneglan Court London Road Stanmore Middlesex HA7 4PL	4,000 Ordinary Shares (date of grant: 1 April 2001; full vesting date: 31 March 2005; exercise price: £3.70)
Professor Fotis Kafatos European Molecular Biology Laboratory Postfach 10 22 09 D-69012 Heidelberg Germany	1,000 Ordinary Shares (fully vested as at 31 August 2000; exercise price: £1.00; 1,000 Ordinary Shares; date of grant: 1 September 2000; full vesting date: 31 August 2001; exercise price: £4.64)

23

Dr. Benjamin Miflin Le Plan de Chevenoz 74500 Chevenoz France	1,000 Ordinary Shares (fully vested as at 31 August 2000; exercise price: £1.00; 1,000 Ordinary Shares; date of grant: 1 September 2000; full vesting date: 31 August 2001; exercise price: £4.64)
Professor Inder M. Verma The Salk Institute for Biology Studies PO Box 85800 San Diego CA 92186-5800 USA	10,000 Ordinary Shares (date of grant: 1 January 2000; full vesting date: 31 December 2003; exercise price: £1.00)
Professor Nam-Hai Chua Laboratory of Plant Molecular Biology Rockefeller University 1230 York Avenue New York New York 10021-6399 USA	10,000 Ordinary Shares (date of grant: 1 January 2000; full vesting date: 31 December 2003; exercise price: £1.00)
Professor George Church Harvard Medical School 200 Longwood Avenue Boston MA 02115 USA	4,000 Ordinary Shares (date of grant: 1 May 2001; full vesting date: 30 April 2005; exercise price: £3.70)
TOTAL	110,000 Ordinary Shares

24

SCHEDULE 2

PARTICULARS OF THE COMPANY

Registered number:	3756817
Registered office:	90 Long Acre, London WC2E 9TT
Date and place of incorporation:	England and Wales, 21 April 1999
Registered Office:	90 Long Acre, London WC2E 9TT
Date/Place of Incorporation:	21 April 1999/England and Wales
Directors:	Dr. Timothy Brears Dr. Alison Campbell Eugenios Choo Sir Aaron Klug Frederick Phillips Dr. Stephen Reeders
Secretary:	Eugenios Choo
VAT number:	739 8827 68
Accounting reference date:	31 December
Auditors:	Arthur Andersen Betjeman House 104 Hills Road Cambridge, Cambridgeshire CB2 1LH

SCHEDULE 3

PROPERTY

Occupation pursuant to a facilities agreement

Description:	Part of 1-3 Burtonhole Lane, London NW7 1AD
Date of and parties to	24 May 2001 between the Company and Medical Research Council
Facilities agreement:	Technology ("MRCT")
Legal owner:	Medical Research Council
Term:	Agreement terminated by 3 months written notice from the Company
Present facilities charge:
Laboratory facilities total of £50,120 p.a. Office rental and fixed overheads total of £12,994 pa. Effective from 1 April 2000 until 31 March 2002. Further charges for laboratory support services and MRCT accommodation apply.
Present use:	Laboratory space and facilities for up to 16 Company Scientists, use of office facilities and office related services, access to Scientific facilities of MRCT

SCHEDULE 4

WARRANTIES

A.	General
B.	Accounts and Financial
C.	Commercial
D.	Taxation
E.	Properties
F.	Employees

A. GENERAL

A.1 Accuracy of recitals, schedules and responses to enquiries

The particulars relating to the Company and the Property set out in the recitals and the schedules to this agreement and all replies to enquiries in relation to this agreement are true and accurate in all material respects.

A.2 Memorandum and articles of association, statutory books and returns

(1)
The copy of the memorandum and articles of association of the Company which has been given to the Purchaser's Solicitors is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required by the Companies Act 1985 or other applicable laws to be so annexed or incorporated.

(2)
The register of members and other statutory books and registers of the Company have been properly kept in all material respects and no notice or allegation that any of them is incorrect or should be rectified has been received.

(3)
All returns and particulars, resolutions and other documents which the Company is required by law to file with or deliver to the registrar of companies or his equivalent have been correctly made up and duly filed or delivered.

A.3 Warrantors' other interests

None of the Warrantors nor any person connected with any Warrantor has any interest, directly or indirectly, in any business which is or is likely to be competitive with the business of the Company.

A.4 Ownership of the Shares

(1)
The Current Outstanding Shares which are set out in column 2 of Schedule 1A constitute the whole of the issued and allotted share capital of the Company.

(2)
Save in respect of the Further Outstanding Shares which are set out in column 3 of Schedule 1A and the Company Share Options totalling 110,000 set out in Schedule 1B, no person is entitled or has claimed to be entitled to require the Company to issue any share or loan capital either now or at any future date whether contingently or not.

(3)
There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Shares nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

A.5 Subsidiaries, associations and branches

The Company:

  (a)
  does not hold or beneficially own or has not agreed to acquire any securities of any other corporation (whether incorporated in the United Kingdom or elsewhere); or

  (b)
  is not or has not agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

  (c)
  does not have outside the United Kingdom any branch or any permanent establishment (as that expression is defined in the respective Double Taxation Relief Orders current at the date of this agreement).

A.6 Ownership of assets

(1)
The Company owned at the Accounts Date all the assets included in the Accounts and particulars of all fixed assets acquired or agreed to be acquired by the Company since the Accounts Date are set out in the Disclosure Letter.

(2)
Except for current assets offered for sale or sold in the ordinary course of trading, the Company has not since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired since the Accounts Date.

(3)
Except as set out in the Accounts (or the accompanying notes or reports) none of the property, assets, undertaking, goodwill or uncalled capital of the Company (other than the Properties) is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption) or any agreement or commitment to give or create any of the foregoing.

(4)
The tangible assets of the Company comprise all the tangible assets necessary for the continuation of its business as carried on at the date of this agreement.

A.7 Vulnerable antecedent transactions

(1)
As far as the Warrantors are aware, the Company has not at any relevant time been party to a transaction pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by the Company is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person under the law of any relevant jurisdiction or country. The following subparagraphs are without prejudice to the generality of this subparagraph.

(2)
In paragraphs (3) to (5) below:

(a)
"transaction at an undervalue", in relation to a company, has the meaning assigned by s.238(4) of the Insolvency Act and, in relation to an individual, has the meaning assigned by s.339(3) of the Insolvency Act; and

(b)
"insolvent", in relation to an individual, has the meaning assigned by s.341(3) of the Insolvency Act; and

(c)
"unable to pay its debts" means the circumstance in which, by virtue of the definitions contained in s.123 of the Insolvency Act, a company is deemed unable to pay its debts.

(3)
No transaction at an undervalue (a) relating to any of the Shares, or (b) to which the Company has been a party, has been effected during the following periods, ending on the date of this agreement:

(a)
in the case of a transaction to which an individual is a party, within a period of five years;

(b)
in the case of a transaction to which no party is an individual, within a period of two years.

(4)
In relation to any transaction at an undervalue involving an individual and entered into within two years ending on the date of this agreement, that transaction has been disclosed and that individual was not then insolvent and did not become insolvent in consequence of the transaction.

(5)
In relation to any transaction at an undervalue not involving an individual, that transaction has been disclosed and the Company was not at the date of the transaction unable to pay its debts and did not become so unable in consequence of the transaction.

(6)
In paragraphs (7) to (8) below:

(a)
"preference", in relation to a company, has the meaning assigned by s.239 of the Insolvency Act and, in relation to an individual, has the meaning assigned by s.340 of that Act;

(b)
"insolvent", in relation to an individual, has the meaning assigned by s.341(3) of the Insolvency Act;

(c)
"unable to pay its debts" has the same meaning as in subparagraph (2)(c) above;

(d)
"connected" with a company has the meaning assigned by s.249 of the Insolvency Act;

(e)
"associate" has the meaning assigned by s.435 of the Insolvency Act.

(7)
No preference has been given in respect of any of the Shares or to or by the Company during the following periods ending on the date of this agreement:

(a)
in the case of a preference between (in a case involving a company) connected persons or in the case of individuals who are associates within a period of two years; and

(b)
in the case of persons not so connected or not associates within a period of six months.

(8)
In relation to any preference in respect of any of the Shares or to which the Company has been a party, that preference has been disclosed and:

(a)
in the case of an individual the individual was not at the time the preference was given insolvent and did not become insolvent in consequence of the preference; and

(b)
as regards a company, the company was not unable to pay its debts at the time of the giving of the preference and did not become so unable as a result of the giving of the preference.

(9)
In subparagraphs (10) and (11) below "transaction at an undervalue" shall have the meaning assigned to it by s.423 of the Insolvency Act.

(10)
No transaction at an undervalue relating (a) to any of the Shares or shares in any of the Subsidiaries or (b) to which the Company has been a party has at any time been effected prior to the date of this agreement.

(11)
In relation to any transaction at an undervalue relating (a) to any of the Shares or (b) to which the Company has been a party, that transaction has been disclosed and the person entering into the transaction (the "donor") was not entering into it for the purpose of putting assets beyond the reach of a person who was making or might at some time make a claim against the donor or of otherwise prejudicing the interest of such a person in relation to the claim which he was making or might make.

(12)
In this paragraph A.4, "Company" means and includes any company or corporation or partnership capable of being made subject to an order for its compulsory liquidation by the English courts.

A.8 Compliance with statutes

Neither the Company, nor (so far as the Warrantors are aware) any of its officers, agents or employees (during the course of their duties), has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty, sanction or other liability (whether criminal or civil) on the part of the Company which would have a Material Adverse Effect on the Company.

A.9 Licences and consents and Restrictions on Business Activities

(1)
Other than in respect of Intellectual Property Rights, the Company has all licences (including statutory licences) and consents necessary to own and operate its assets and to carry on its business as it does at present and none of the Warrantors is aware of anything that might result in the revocation, suspension or modification of any of those licences or consents or that might prejudice their renewal.

(2)
The Company has obtained all export licenses and other approvals required for its exports of products, software and technologies. The Company is in material compliance with the terms of all applicable export licenses and other approvals, there are no pending or, to the Warrantors' knowledge, threatened claims against the Company with respect to such export licenses or other approvals, there are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims.

(3)
There is no agreement, judgement, injunction, order or decree binding upon the Company, or any its assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or, as far as the Warrantors are aware, as currently proposed to be conducted by the Company.

(4)
No consent, approval, order or authorisation of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company, in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby.

(5)
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this agreement based upon arrangements made by or on behalf of any Company.

A.10 Insider contracts

(1)
Save for the Investment Agreement, the Company is not a party to any contract or arrangement in which any of the Sellers or any person connected with any of the Sellers is interested, directly or indirectly, nor has there been any such contract or arrangement at any time during the six years up to the date of this agreement.

(2)
The Company is not a party to, nor have its profits or financial position during the five financial periods ended on the Accounts Date been affected by, any contract or arrangement which is not of an entirely arm's length nature.

(3)
The Company is not indebted to any director, officer, employee, consultant or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses), and no such person is indebted to the Company (except for cash advances for ordinary business expenses).

A.11 Litigation

There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of the Warrantors, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Warrantors, threatened against the Company or the assets or properties or any of the officers or directors of the Company (in their capacities as such). There is no judgement, decree or order against the Company or any of their directors or officers (in their capacities as such), limiting the conduct of business by the Company or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this agreement or have a Material Adverse Effect on the Company. The Disclosure Letter also lists all litigation (including patent infringements and arbitrations) by the Company which is pending against any other person or entity.

A.12 Environmental matters

(1)
In this paragraph:

(a)
"Environmental Law" means all statutes, common law, bylaws, regulations, directives, codes of practice, circulars, guidance notes and the like (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of a Dangerous Substance;

(b)
"Environmental Licence" means any permit, licence, authorisation, consent or other approval required under or in relation to any Environmental Law;

(c)
"Dangerous Substance" means any chemical, material, vapour, liquid, gas or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law; and

(d)
"Relevant Property" means any premises now or previously owned, leased, occupied or controlled by the Company.

(2)
The Company has obtained all requisite Environmental Licences (all of which are valid and subsisting) necessary for the continuation of the business of the Company and has at all times complied in all material respects with all applicable Environmental Law and with the terms and conditions of all Environmental Licences. None of the operations or processes undertaken by the Company falls to be authorised under Part I of the Environmental Protection Act 1990.

(3)
No Environmental Licence is personal to any of the Sellers or the Company and no Environmental Licence may be revoked, modified or suspended as a result of the acquisition by the Purchaser of the Shares.

(4)
The Company has not received any notice or other communication that it is or may be in violation of any Environmental Law or Environmental Licence or that any further Environmental Licence may be required or that any Environmental Licence may be subject to modification, suspension or revocation and there are no circumstances likely to give rise to any such violation or modification, suspension or revocation.

(5)
The Company is not nor, so far as the Warrantors are aware as at the date hereof, may be responsible (wholly or in part) for any clean up or other corrective action in relation to any Relevant Property or is subject to any investigation or inquiry by any regulatory authority at any Relevant Property.

(6)
The Warrantors have disclosed full details of the assessment carried out by the Company pursuant to the Control of Substances Hazardous to Health Regulations 1988 and of any other environmental or health and safety assessment, audit, review or investigation conducted by or on behalf of the Company (including the costs of undertaking all remedial work) and the Company has carried out all recommendations contained in such assessments.

(7)
So far as the Warrantors are aware the Company has not used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property.

(8)
So far as the Warrantors are aware no other person has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property.

(9)
The Company has not disposed of any Dangerous Substance in the past in such a way that its disposal would now constitute a breach of Environmental Law.

(10)
As far as the Warrantors are aware, no Relevant Property is included on or referred to in any register of contaminated land or any similar record or register nor are there any facts or circumstances of which the Warrantors are aware which are likely to lead to registration in the future.

(11)
So far as the Warrantors are aware there is no contamination of groundwater underneath any Relevant Property and there have been no discharges or spillages of any substance likely to lead to such contamination.

(12)
As far as the Warrantors are aware, no Relevant Property has ever been a waste disposal site and none of the Warrantors the Company or, as far as the Warrantors are aware, any third party has ever stored waste on or transported waste onto any Relevant Property.

(13)
There are no storage tanks, above or, as far as the Warrantors are aware, below ground, on any Relevant Property and so far as the Warrantors are aware there have been no such tanks on any Relevant Property in the past.

A.13 Insolvency

(1)
No receiver or administrative receiver has been appointed in respect of the Company or in respect of the whole or any part of the assets or undertaking of the Company.

(2)
No administration order has been made and no petition has been presented for such an order in respect of the Company.

(3)
No meeting has been convened at which a resolution shall be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding up of the Company.

(4)
The Company has not stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction.

(5)
No unsatisfied judgement, order or award is outstanding against the Company and no written demand under s.123(1)(a) of the Insolvency Act has been made against the Company and no distress or execution has been levied on, or other process commenced against, any asset of the Company.

(6)
No voluntary arrangement has been proposed or implemented under s.1 of the Insolvency Act in respect of the Company nor any scheme of arrangement proposed or implemented under s.425 of the Companies Act 1985, nor any scheme for the benefit of creditors generally proposed or implemented, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt.

(7)
As far as the Warrantors are aware, no circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in subparagraphs (1) to (6) above in any relevant jurisdiction.

A.14 Capacity and consequences of sale

(1)
Compliance with the terms of this agreement does not and will not:

(a)
conflict with or constitute a default under any provision of:

(a)
any agreement or instrument to which any Seller or the Company is a party; or

(b)
the Company's (or where relevant the Seller's) memoranda or articles of association (or equivalent documents); or

(c)
any lien, licence, franchise, lease, order, judgement, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which any Seller or the Company is bound; or

  (b)
  relieve any other party to a Material Contract (as defined below) with the Company of its obligations or enable that party to vary or terminate its rights or obligations under that contract or make any such contract void; or

  (c)
  result in the creation or imposition of any lien, charge or encumbrance of any nature on any of the property or assets of the Company.

B. ACCOUNTS AND FINANCIAL

B.1 Accuracy of Accounts

(1)
The Accounts:

(a)
have been prepared under the historic cost convention (as modified for the revaluation of land and buildings) and in accordance with generally accepted accounting principles and practices, the Companies Act 1985 and other applicable statutes and regulations;

(b)
correctly state the assets of the Company and give a true and fair view of the state of affairs of the Company as at 31 December 2000 and of the profit or loss of the Company for the period ended on 31 December 2000; and

(c)
are not affected by any unusual or non-recurring items.

(2)
The non statutory accounts of the Company set forth in the Disclosure Letter fairly state the assets of the Company give a true and fair view of the state of affairs of the Company as at Accounts Date and of the profit and loss of the Company for the period ended on Accounts Date.

B.2 Book debts

None of the Warrantors has any reason to believe that any debt owing to a Company at the date of this agreement (other than the debts included in the Accounts) will not in the ordinary course of collection realise its nominal amount plus any accrued interest.

B.3 Position since 31 December 2000

(1)
Except for the contracts described in the Disclosure Letter (collectively, the "Material Contracts"), the Company is not a party to or bound by any material contract, including:

(a)
any distributor, sales, advertising, agency or manufacturer's representative contract that is not terminable within thirty (30) days by the Company;

(b)
any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than £10,000 over the life of the contract;

(c)
any contract that expires or may be renewed at the option of any person or entity other than the Company so as to expire more than one year after the date of this agreement;

(d)
any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalised in accordance with UK GAAP;

(e)
any contract for capital expenditures in excess of £5,000 in the aggregate;

(f)
any contract limiting the freedom of the Company to engage in any line of business or to compete or which requires the Company to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

(g)
any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than £5,000 over the remaining life of the contract;

(h)
any contract with any person or entity with whom the Company does not deal at arm's length; or

  (i)
  any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness or any other person or entity.

(2)
The Company has performed in all material respects all of the obligations required to be performed by it at the date hereof and assuming due execution by the other parties to the contract is entitled to all material benefits under each, and is not, as far as the Warrantors are aware, alleged to be in default in any material respect in respect of any, Material Contract. Each of the Material Contracts is in full force and effect and has not been amended, and there exists no default or event of default or event, occurrence, condition or act, on the part of the Company which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Material Contract except where such default could not reasonably be expected to have a Material Adverse Effect on the Company. True, correct and complete copies of all Material Contracts have been delivered to the Purchaser.

B.4 Government grants

All research grants and other grants, subsidies or financial assistance from any body which the Company has received or is a party to are listed and set out in the Disclosure Letter. No such assistance will become repayable by the Company as a result of Completion.

B.5 Bank accounts

The statement of the Company's bank accounts and of the credit or debit balances on them as at a date not more than seven days before the date of this agreement attached to the Disclosure Letter is correct and the Company has no other bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any payment out of any of the accounts except for routine payments and the balance on the accounts is not substantially different from the balances shown on the statement.

C. COMMERCIAL

C.1 Suppliers and customers

  (1)
  No customer which individually accounted for more than ten percent (10%) of the Company's gross revenues during the twelve (12) month period preceding the date hereof, and none of the Company's ten (10) largest suppliers have during the twelve (12) month period preceding the date hereof, cancelled or otherwise terminated its relationship with the Company, or has decreased materially its service or supplies to the Company (in the case of any such supplier) or its usage of the service or products of the Company (in the case of such customer), and to the Warrantors' knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company as the case may be.

C.2 Material contracts

Except as set forth in the Disclosure Letter since 31 December 2000 the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred:

    (a)
    any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company;

    (b)
    any acquisition, sale or transfer of any material asset of the Company;

    (c)
    any change in accounting methods or practices (including any change in depreciation or amortisation policies or rates) by the Company or any revaluation by the Company of any of its assets;

    (d)
    any declaration, setting aside, or payment of a dividend or other distribution which respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

    (e)
    any Material Contract entered into by the Company, or any material amendment or termination of, or default under, any Material Contract to which the Company is a party or by which it or any of its assets is bound;

    (f)
    any amendment or change to the Articles of Association or of the Company;

    (g)
    any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors, employees or consultants not in the ordinary course of business; or

    (h)
    any commitment, agreement or Board of Directors or shareholder resolution by Company to do any of the things described in the preceding clauses (a) through (g) (other than with the Purchaser).

C.3 Absence of Undisclosed Liabilities

The Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than:

    (a)
    those set forth or adequately provided for in the Accounts;

    (b)
    those incurred in the ordinary course of business and not required to be set forth in the Accounts;

    (c)
    those incurred in the ordinary course of business since the 31 May 2001 and consistent with past practice and;

    (d)
    those set forth in this agreement.

C.4 Anti-competitive arrangements

  (1)
  The Company is not now, nor has during the last six years been, a party to any agreement, arrangement, concerted practice or course of conduct which:

  (a)
  is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

  (b)
  contravenes the provisions of the Resale Prices Act 1976 (as amended) or any secondary legislation adopted under the Fair Trading Act 1973;

  (c)
  would infringe any provision of the Competition Act 1998;

  (d)
  infringes Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which that Company carries on business or has assets or sales; or

  (e)
  as far as the Warrantors are aware, is void or unenforceable (whether in whole or in part) or may render that Company liable to proceedings under any such legislation as is referred to in subparagraphs (a) to (d) above.

  (2)
  The Company is not now, nor has during the last six years been, a party to any agreement or arrangement or been involved in any business practice in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has assets or sales, including (without limitation):

  (a)
  Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community;

  (b)
  the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

  (c)
  the Resale Prices Act 1976 (as amended);

  (d)
  the Fair Trading Act 1973 or any secondary legislation adopted under that Act; and

  (e)
  the Competition Act 1980 (as amended).

  (3)
  The Company is not now nor has during the last six years been, a party to any agreement or arrangement or been involved in any business practice in respect of which:

  (a)
  any request for information, statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority; or

  (b)
  an application for negative clearance or exemption has been made to the Commission of the European Communities; or

  (c)
  an application for early guidance has been made under the Competition Act 1998 to the Office of Fair Trading.

C.5 Secret or confidential information or property

  (1)
  Neither the Company nor any predecessor in business has at any time (save in the normal and proper course of the Company's day-to-day business and subject to an obligation of confidentiality or to the Company's professional advisers) disclosed to any person other than the Purchaser:

    (a)
    any of the secret or confidential information or property of the Company, including (without limitation) financial information, plans, statistics, documents, files, client lists, marketing information, records and papers; or

    (b)
    any other information relating to the Company's business or affairs the disclosure of which might or could cause material loss or damage to or materially adversely affect the Company; or

    (c)
    any secret or confidential information relating to the Company's customers, clients, employees and agents or to any other person who has or has had any dealings with it.

  (2)
  As far as the Warrantors are aware, the Company is not now nor has been a party to any agreement, arrangement or policy as to confidentiality of information which is void or unenforceable (whether in whole or in part).

C.6 Intellectual Property Rights

  (1)
  The Intellectual Property Rights which are listed at tabs 85 and 86 of the Disclosure Letter are:

  (a)
  legally and beneficially vested in the Company as sole proprietor free from encumbrances save where the Disclosure Schedule expressly indicates in relation to particular Intellectual Property Rights that the Intellectual Property Rights are co-owned, in which case such Intellectual Property Rights are legally and beneficially vested in the joint proprietors free from encumbrances. The Company does not own or co-own any other patents or patent applications;

  (b)
  as far as the Warrantors are aware and to the extent that they are valid, enforceable, with no past or present default (which shall include acquiescence) on the part of the Company such as would adversely affect such validity or enforceability;

  (c)
  in the case of such Intellectual Property Rights as are registered or the subject of applications for registration, all renewal fees and other steps required for their prosecution, maintenance or protection have been paid and taken, and if omitted can be remedied without loss of rights;

  (d)
  as far as the Warrantors are aware not being infringed, attacked, opposed, or the subject of any claim for ownership or compensation by any person to the Company; and

  (e)
  not subject to any licence, waiver, charge, contingent assignment or agreement for or obligation as to these, or any other encumbrance of any sort in favour of a third party except those listed in the Disclosure Letter.

  (2)
  In relation to all unregistered Intellectual Property Rights which are not the subject of an application and which are required for, or are material to, the conduct of the Company's business, as far as the Warrantors are aware, there has been no action or inaction on the part of the Company which would harm or ultimately destroy such rights.

  (3)
  The Warrantors are not aware of any third party Intellectual Property Rights which are being infringed by the activities of the Company in the Core Business. No warranty is given in relation to any Intellectual Property Rights which are owned by the Purchaser or exclusively licensed in any field to the Purchaser.

  (4)
  In the case of those licences in respect of Intellectual Property Rights disclosed pursuant to warranty C.6 (1)(e) above

  (a)
  where subject to any limit as to time or right of termination, the nature and extent of this is set out in the Disclosure Letter;

  (b)
  in as far as the Warrantors are aware, neither the Company, nor the other party to such licence, is or has been in material breach of such licence;

  (c)
  no licence in respect of Intellectual Property Rights to which the Company is a party will terminate or be rendered liable to termination by virtue of the acquisition by the Purchaser of the Company's business; and

  (d)
  copies of such licences are included in the Disclosure Bundle.

  (5)
  There are no licences of third party Intellectual Property Rights conferred upon the Company other than those listed in the Disclosure Letter (save for licenses in respect of standard off-the shelf software and standard molecular biology kits and reagents);

  (6)
  No claims or applications have been made against, no notifications have been received by the Company in respect of the Company's business which (notwithstanding any view taken by the Company as to the merits of such claim application, notification or circumstances) if pursued, granted or acted on would affect the accuracy of the warranties in clauses C.6 (1), (2), (3) and (4) above.

  (7)
  The Company has not licensed or assigned any issued patents or patent applications owned by, co-owned by or exclusively licensed to the Company, to any third party, other than those disclosed against warranty C.6(1)(e) above.

  (8)
  No employee, executive, former employee, former executive, contractor or former contractor of the Company has any interest or right to receive from the Company any payment or right in respect of any Intellectual Property Rights owned by the Company (including for the avoidance of doubt any computer software).

C.7 Insurance

All policies of insurance currently held by the Company are set out in the Disclosure Letter. There is no material claim pending under any of such policies. All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance with the terms of such policies.

C.8 Data and records

  (1)
  All the records and systems (including but not limited to computer systems) and all data and information of the Company are recorded, stored, maintained or operated or otherwise held exclusively by the Company and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of the Company.

  (2)
  The Company has not disclosed to any third party any such records, control and other systems, data and information as are referred to in subparagraph (1) above.

  (3)
  The Company has complied with all relevant requirements of the Data Protection Act 1998, including the following:

  (a)
  the data protection principles established in that Act;

  (b)
  requests from data subjects for access to data held by it; and

    (c)
    the requirements relating to the registration of data users and so far as relevant, computer bureaux.

  (4)
  The Company has not received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the Data Protection Act 1998 or any of the data protection principles, requiring a Company to change or delete any data or prohibiting the transfer of data to a place outside the United Kingdom.

  (5)
  No individual has claimed compensation from the Company under the Data Protection Act 1998 for loss or unauthorised disclosure of data prior to Completion.

C.9 Business names

    The Company does not carry on business under a name other than its own corporate name.

C.10 No powers of attorney

    The Company has not granted any power of attorney or similar authority which remains in force.

D. TAXATION

    For the purposes of this Part D (Taxation) of this Schedule 4 only, "Accounts Date" shall mean 31 December 2000.

D.1 General

  (1)
  Tax returns

All necessary information, notices, accounts, statements, reports, computations and returns which ought to have been made or given have been properly and duly submitted by the Company to the Inland Revenue, HM Customs & Excise and any other relevant taxation or excise authorities whether of the United Kingdom or elsewhere and all information, notices, computations and returns submitted to the Inland Revenue, HM Customs & Excise and such other authorities are true and accurate and are not the subject of any material dispute nor are likely to become the subject of any material dispute as far as the Warrantors are aware with such authorities.

  (2)
  Taxation liabilities

All Taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which the Company is liable or for which the Company is liable to account has been duly paid (insofar as such taxation ought to have been paid) and without prejudice to the generality of the foregoing the Company has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made.

  (3)
  Penalties and interest

The Company has not within the past seven years paid or become liable to pay, nor as far as the Warrantors are aware are there any circumstances by reason of which the Company is likely to become liable to pay, any penalty, fine, surcharge or interest whether charged by virtue of the provisions of the Taxes Management Act 1970, VATA 1994 or otherwise.

  (4)
  Investigations

The Company has not within the past twelve months suffered any investigation audit or visit by the Inland Revenue, HM Customs & Excise, Department of Social Security, or any other Taxation or excise authority, and neither the Sellers nor the Company is aware of any such investigation audit or visit planned for the next twelve months.

D.2 Distributions and other payments

  (1)
  The Company has not at any time since incorporation repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital.

  (2)
  The Company has not at any time since incorporation capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI of the Taxes Act 1988) or passed or agreed to pass any resolution to do so.

  (3)
  No securities (within the meaning of Part VI of the Taxes Act 1988) issued by the Company and remaining in issue at the date of this agreement were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under s.209(2)(d), (da) or (e) Taxes Act 1988, nor has the Company agreed to issue securities (within that meaning) in such circumstances.

  (4)
  All rents, annual payments and other sums of an income nature paid or payable by the Company since the Accounts Date or which the Company is under an obligation to pay in the future are wholly allowable as deductions or charges in computing income for the purposes of Corporation Tax (or any corresponding Taxation on profits in any relevant foreign jurisdiction).

  (5)
  Loan relationships

All interest, discounts and premiums payable by the Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account by the Company as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in the Company's accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

  (6)
  Capital distributions

The Company has not received any capital distribution to which the provisions of s.189 TCGA 1992 could apply.

  (7)
  Stock dividends

The Company has not issued any share capital which is of a relevant class as defined in s.249(2) Taxes Act 1988 nor does the Company own any such share capital.

D.3 Capital allowances

  (1)
  No balancing charge under the Capital Allowances Act 1990 (or other legislation relating to any capital allowances, including corresponding legislation in any relevant foreign jurisdiction) would be made on the Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purpose of the Accounts for the assets in the pool or (as the case may be) for the asset.

  (2)
  No event has occurred since the Accounts Date otherwise than in the ordinary course of business by reason of which any balancing charge may fall to be made against or any disposal value may fall to be brought into account by the Company under the Capital Allowances Act

    1990 (or other legislation relating to any capital allowances, including corresponding legislation in any relevant foreign jurisdiction).

  (3)
  Leased assets

The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be made under s.53 or s.55 Capital Allowances Act 1990 in respect of any such asset.

  (4)
  Short-life assets

The Company has not made any election under s.37 Capital Allowances Act 1990 nor is it taken to have made such an election under subsection (8)(c) of that section.

  (5)
  Industrial buildings

None of the assets expenditure on which has qualified for a capital allowance under Part I of the Capital Allowances Act 1990 has at any time since that expenditure was incurred been used otherwise than as an industrial building or structure.

D.4 Capital gains

  (1)
  Acquisition costs

The book value shown in or adopted for the purpose of the Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible under s.38 TCGA 1992 (or any corresponding legislation in any relevant foreign jurisdiction).

  (2)
  Claims for roll-over and hold-over of gains

The Disclosure Letter sets out full particulars of all claims and elections made (or assumed in the Accounts to be made) under s.23, s.247, s.248, s.152 to s.158, s.161, s.162 or s.165 TCGA 1992 (indicating which claims are provisional) insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal after the Accounts Date by the Company of any of its assets, and indicates which assets (if any) so affected would not on disposal give rise to relief under Schedule 4 TCGA 1992.

  (3)
  The Company neither owns nor has owned any asset on a disposal of which by it paragraph 2 of Schedule 3 TCGA 1992 could apply.

  (4)
  Transactions not at arm's length

The Company has not disposed of or acquired any asset in circumstances such that the provisions of s.17 TCGA 1992 could apply to such disposal or acquisition nor given or agreed to give any consideration to which s.128(2)(b) TCGA 1992 could apply.

  (5)
  Gifts involving the Companies

The Company neither owns nor has owned any shares on a disposal of which s.125(2) or (3) TCGA 1992 could apply nor received any asset by way of gift as mentioned in s.282 TCGA 1992.

  (6)
  Disposal of debts

No chargeable gain will accrue to the Company on the disposal of any debt owed to it.

  (7)
  Transactions between connected persons

The Company is not entitled to any capital loss to which the provisions of s.18(3) TCGA 1992 are applicable.

D.5 Employees

  (1)
  Compensation for loss of office

The Company is not under an obligation to pay nor has it since the Accounts Date paid or agreed to pay any compensation for loss of office or any gratuitous payment not deductible in computing its income for the purposes of Corporation Tax (or any corresponding Taxation in any relevant foreign jurisdiction).

  (2)
  Give-As-You-Earn

The Company does not participate in a scheme under s.202 Taxes Act 1988, and in relation to any such scheme disclosed the Company has given effect to the scheme in accordance with the contract and has complied with that section and regulations made under it.

  (3)
  Profit-related pay

No scheme registered under Chapter III of Part V Taxes Act 1988 applies to the Company or any of its employees and no application for registration of a scheme so applying has been made.

  (4)
  Pension contributions

Since the Accounts Date the Company has not made any payment which may be wholly or partially disallowed as an expense or expense of management under s.112 Finance Act 1993 nor did any circumstances exist at the Accounts Date which could result in any payment made after that date being so disallowed.

D.6 Close companies

  (1)
  The Company is not nor has been since 31st March, 1989 a close investment-holding company as defined by s.13A Taxes Act 1988.

  (2)
  Close company distributions

No distribution within s.418 Taxes Act 1988 has been made by the Company within the last seven years.

  (3)
  Loans by close companies

No loan or advance made by or debt incurred to or assigned to the Company falling within the provisions of s.419 Taxes Act 1988 (as extended by s.422 thereof) is outstanding or has been waived since the Accounts Date.

D.7 Groups of companies

The Company is not and never has been a member of a group of companies for any Taxation purpose whatsoever.

D.8 Overseas interests

  (1)
  Residence

The Company is and has throughout the past seven years been resident for tax purposes in the United Kingdom and is not and has not been treated as resident in any other jurisdiction for any tax purpose.

D.9 Tax avoidance

  (1)
  The Company has not been a party to or otherwise involved in any transaction to which any of the following provisions could apply:

    s.29 to s.34 TCGA 1992;
    s.116 or s.118 Taxes Act 1988;
    s.399 Taxes Act 1988;
    s.729 to s.746 or s.774 to s.787 in Part XVII Taxes Act 1988.

  (2)
  The Company has not been a party to any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all Inland Revenue clearances have been obtained after disclosure of all material facts:

    s.139 TCGA 1992;
    s.135 or s.136 TCGA 1992;
    s.140A or s.140C TCGA 1992;
    s.213 to s.218 Taxes Act 1988 and s.192 TCGA 1992;
    s.219 Taxes Act 1988;
    s.703 Taxes Act 1988;
    s.776 Taxes Act 1988.

  (3)
  Transactions between persons under common control

No transactions or arrangements involving the Company have taken place or are in existence which are such that any of the provisions of s.770 to s.773 Taxes Act 1988 have been or could be applied to them.

  (4)
  Depreciatory transactions

The Company has not been a party to any transaction to which the provisions of s.176 or s.177 TCGA 1992 have been or could be applied.

  (5)
  Pension scheme refunds

Since the Accounts Date no payment has been made to the Company to which s.601 Taxes Act 1988 applies.

D.10 Stamp duty and stamp duty reserve tax

  (1)
  Stamp duty

All documents in the enforcement of which the Company may be interested and which are liable to stamp duty (or any corresponding Taxation in any foreign jurisdiction) have been duly stamped.

  (2)
  Stamp duty reserve tax

The Company has not since the Accounts Date incurred any liability to or been accountable for any stamp duty reserve tax (or any corresponding Taxation in any foreign jurisdiction) and there has been no conditional agreement within s.87(1) Finance Act 1986 which could lead to the Company incurring such a liability or becoming so accountable.

D.11 Value Added Tax

  (1)
  Registration

The Company is duly registered for the purposes of Value Added Tax (or any corresponding Taxation in any foreign jurisdiction) with quarterly prescribed accounting periods and no such registration is pursuant to paragraph 2 of Schedule 1 to VATA 1994 or subject to any conditions imposed by or agreed with HM Customs & Excise and the Company is not (nor are there any circumstances by virtue of which it may become) under a duty to make monthly payments on account under the Value Added Tax (Payments on Account) Order 1993.

  (2)
  Secondary liability

No act or transaction has been effected in consequence of which the Company is or may be held liable for any Value Added Tax under s.47, s.48 or s.55 VATA 1994 (agents etc., tax representatives and customer accounting) or s.29 VATA 1994 (self-billing) and no direction affecting the Company has been given under paragraph 2 of Schedule 6 to VATA 1994.

  (3)
  Compliance

The Company has complied with all statutory provisions, rules, regulations, orders and directions concerning Value Added Tax including the making on time of accurate returns and payments and the proper maintenance and preservation of records and the Company has not been given any penalty liability notice within s.64 VATA 1994, any surcharge liability notice within s.59 of that Act, or any written warning within s.76(2) of that Act.

  (4)
  Exemption

The Company is not nor was partially exempt in its current or preceding value added tax year and there are no circumstances by reason of which the Company might not be entitled to credit for all Value Added Tax (or any corresponding Taxation in any foreign jurisdiction) chargeable on supplies received and imports and acquisitions made (or agreed or deemed to be received or made) by it since the beginning of its earliest value added tax year to include a period since the Accounts Date and there are no circumstances by reason of which Regulation 107 Value Added Tax Regulations 1995 might apply (or has since the Accounts Date applied) to the Company.

  (5)
  Valuation

No direction has been or could have been made to the Company under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to VATA 1994.

  (6)
  Security

The Company has not at any time been required to give security under paragraph 4 of Schedule 11 to VATA 1994.

  (7)
  Option to charge VAT on supplies by the Companies

The Disclosure Letter contains full particulars of all elections to waive exemption made or agreed to be made under Schedule 10 to VATA 1994 by (i) the Company or (ii) any person in relation to which the Company is a relevant associate as defined in paragraph 3(7) of that Schedule and in respect of each election made:

    (a)
    all things necessary for the election to have effect have been done and in particular any necessary notification and information has been duly given under paragraph 3(6) of that Schedule and any necessary permission under paragraph 3(9) of that Schedule has been properly obtained;

    (b)
    a copy of the notification and of any permission and of any other correspondence, and notes of conversations, with HM Customs & Excise in connection with the election is annexed to the Disclosure Letter; and

    (c)
    the land in relation to which the election has effect is not greater than that stated in the notification of the election,

and in no case has the Company charged Value Added Tax, whether on rents or otherwise, which is not properly chargeable because the Company has not made an election to waive exemption having effect in relation to the relevant supply.

  (8)
  Landlords able to charge a Company VAT

The Company is not bound nor has agreed to become bound by any lease, tenancy or licence in the case of which under its terms or by statute the Company is or could become liable to pay an amount in respect of Value Added Tax chargeable as a result of the making of an election to waive exemption under Schedule 10 to VATA 1994.

  (9)
  Capital Goods Scheme

In the case of each capital item (if any) within the meaning of Part XV of the Value Added Tax Regulations 1995 ("Part XV") in relation to which a liability under Part XV has arisen or could in future arise on the Company, the Disclosure Letter sets out:

    (a)
    full and accurate particulars of past adjustments under Part XV; and

    (b)
    full and accurate particulars of all matters to date which could be relevant in determining future adjustments under Part XV.

  (10)
  Ability to opt to tax

There is no land or building in which the Company has an interest and in relation to which any exempt supply has been made or agreed to be made by it such that paragraph 3(9) of Schedule 10 to VATA 1994 could require it to obtain permission before making an election to waive exemption and there is no land or building in which the Company has an interest where any election to waive exemption is or may become ineffective by virtue of paragraph 2(3A) of that Schedule.

  (11)
  Interest in the case of official error and repayment supplement

The Disclosure Letter contains full particulars of all claims which have been or could be made by the Company under s.78 or s.79 VATA 1994.

  (12)
  Bad debt relief

The Disclosure Letter contains full particulars of all claims which have been made under s.36 VATA 1994 and there are no existing circumstances by virtue of which any refund of tax obtained or claimed may be required to be repaid.

D.12 Inheritance Tax

  (1)
  No transfer of value (as defined by the Inheritance Tax Act 1984) or disposal by way of gift (within the meaning of s.102 Finance Act 1986) has at any time been made by or to the Company, and there are no other circumstances by reason of which any liability in respect of Inheritance Tax has arisen or could arise on the Company.

  (2)
  No Inland Revenue Charge (as defined in s.237 Inheritance Tax Act 1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company and no circumstances exist which could lead to any such charge arising in the future.

  (3)
  There are not in existence any circumstances whereby any such power as is mentioned in s.212(1) Inheritance Tax Act 1984 could be exercised in relation to any shares, securities or assets of the Company.

D.13 Payments equivalent to Taxation

  (1)
  The Company has not entered into any indemnity, guarantee or covenant under which it has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person's liability to Taxation.

  (2)
  The Company is not liable, nor has any event or omission occurred in consequence of which it could at any time become liable, to make a payment to any person as a result of the discharge by that person of any liability of the Company to Taxation incurred on or before Completion.

D.14 Position since Accounts Date

Since the Accounts Date:

  (1)
  the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on it other than Taxation in respect of normal trading income or receipts of the Company arising from transactions entered into by it in the ordinary course of business and other than Taxation arising in respect of emoluments paid to directors and employees;

  (2)
  no payment has been made by the Company which will not be deductible for the purposes of corporation tax (or any equivalent Taxation in any foreign jurisdiction), either in computing the profits of the Company or in computing the tax chargeable on it;

  (3)
  the Company has not been involved in any transaction otherwise than on arm's length terms;

  (4)
  no disposal has taken place or other event occurred which has given or may give rise to a liability to Taxation which, if such disposal or event had been planned or predicted at the Accounts Date should have been reflected in the provision for deferred Taxation contained in the Accounts; and

  (5)
  no accounting period (as defined in Section 12 of the Taxes Act 1988) of the Company has ended as referred to in Section 12(3) of the Taxes Act 1988.

D.15 Transfer pricing

  (1)
  No transactions or arrangements involving the Company have taken place or are in existence which are such that any of the provisions of Schedule 28 AA Taxes Act 1988 (or any equivalent Taxation in any foreign jurisdiction), have been or could be applied to them.

D.16 Liability for tax primarily due from another person

  (1)
  No Event has occurred in consequence of which the Company is or may be held liable for any Taxation or deprived of any Relief otherwise available to it or may be otherwise held liable for any Taxation primarily chargeable against some other company or person (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

  (2)
  The Company has not since the Accounts Date made any payment in respect of Taxation primarily chargeable against some other company or person.

E. PROPERTIES

E.1 Title

  (1)
  The Property is the only property used or occupied by the Company and all documents necessary to prove such use or occupation to the Property are in the possession of the Company or are the subject of acknowledgements for production.

  (2)
  The Company is in exclusive occupation of the Property.

E.2 Encumbrances

  (1)
  The Property is free from any encumbrance (including, without limitation, any debenture, mortgage, charge, lien or deposit by way of security) or any agreement or commitment to create any of the foregoing.

  (2)
  The Property is not subject to any option or right of pre-emption and neither the Leasehold Reform Act 1967, nor Part I or Part III of the Landlord and Tenant Act 1987 nor Part I of the Leasehold Reform, Housing and Urban Development Act 1993 applies to any Property.

E.3 Covenants

  (1)
  There is no covenant, restriction, burden or stipulation affecting the Property which is of an onerous or unusual nature or which conflicts with its present use as set out in Schedule 4.

  (2)
  All covenants have been properly performed and observed and neither any Seller nor the Company has received notice of any outstanding breach of covenant in respect of the Property.

E.4 Disputes

    As far as the Warrantors are aware, there are no disputes regarding boundaries, easements, covenants or other matters relating to the Property or its use.

E.5 Planning

  (1)
  Neither any Warrantor nor the Company has entered into, nor is the Property subject to, any planning agreement or planning obligation.

  (2)
  Neither any Warrantor nor the Company nor any person on behalf of any of them has made:

  (a)
  any application for planning permission in respect of the Property which has yet to be determined by the local planning authority; or

  (b)
  any appeal in respect of any planning permission, or the refusal or deemed refusal of any planning application, in respect of the Property which has yet to be determined by the Secretary of State.

E.6 Notices, orders and proposals

  (1)
  Neither any Warrantor nor the Company has received any notice or order affecting the Property from any Government department, any authority or any third party.

E.7 Leases

  (1)
  The facilities agreement between the Company and the Medical Research Council Technology under which the Company has the right to occupy the Property ("Facilities Agreement") has not been varied nor have any other licences or consents been issued under it and no collateral assurances or undertakings have been entered into with the reversioner or any third party.

  (2)
  There is no obligation to reinstate the Property during or at the end of the term granted by the Facilities Agreement relating to the Property by removing any alteration or addition which has been made to it.

  (3)
  The Company is in full compliance with the terms of the Facilities Agreement. No notices have been given or received under the Facilities Agreement and there are no subsisting disputes between the Company and the reversioner in relation to the Facilities Agreement.

F. EMPLOYEES

F.1 Interpretation

    In this paragraph:

  "Approved" means approved by the Board of Inland Revenue as an exempt approved scheme (within the meaning of section 592 of the Income and Corporation Taxes Act 1988) and "Approval" has the corresponding meaning;

  "employee" includes a director and any officer of the Company (whether or not he has entered into or works or worked under a contract of employment);

  "money purchase benefits" has the same meaning as in the Pension Schemes Act 1993;

  "retirement/death/disability benefit" means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question or given or to be given on or in connection with the illness, injury or disability of, or suffering of any accident by, an employee;

  "Scheme" means the group personal pension scheme with Friends Provident arranged on behalf of the Company;

  "Scheme Documents" means the documents constituting and governing the Scheme (including all notices, announcements and explanatory literature of current effect) and all documents relating to the Company's participation in and obligations under the Scheme;

  "trade dispute" and "trade union" have the same meanings as in the Trade Union and Labour Relations (Consolidation) Act 1992;

F.2 Particulars disclosed

    The Disclosure Letter contains full and accurate particulars of the following:

  (1)
  Employees

  (a)
  the names and ages of all the employees of the Company together with the dates their employment and period of continuous employment with the Company commenced;

  (b)
  full particulars of any person who has accepted an offer of employment made by the Company but whose employment has not yet started and of any outstanding offer of employment made to any person by the Company;

  (c)
  the terms of employment (including profit sharing, commission, bonus arrangements and any other benefits or emoluments whether contractual or discretionary) of all employees of the Company and the rate of each employee's emoluments as at the date of this agreement;

  (d)
  save as disclosed under paragraph (a) above, the names and the terms of appointment of all officers of the Company including details of all fees, bonuses, commissions and benefits paid or provided to them whether contractual or discretionary;

  (e)
  full particulars of any agreement for the provision of consultancy services or the services of personnel to the Company and of the terms applicable to the secondment to the Company of any person;

    (f)
    a description of the constitution of any body of employee representatives, staff association or the like;

  (2)
  Pensions

  (a)
  a copy of the Scheme Documents and, if not included in those documents, the basic information about the Scheme required to be given;

  (b)
  full particulars of any payment from the Scheme to an employer which has been made or is proposed to be made from the Scheme;

  (c)
  full written particulars of any arrangement with any person providing services of any nature in connection with the Scheme to the Company;

  (d)
  full particulars of any customary or discretionary arrangement or practice of the Scheme in the five years before the date of this agreement and of any proposal to operate any such arrangement or practice in the future (including, without limitation, pension increases and early retirement benefits); and

  (e)
  a copy of each contract of insurance, and of any associated agreement with the insurance company, relating to the Scheme and full particulars of the premiums payable under them.

F.3 Employees and terms and conditions of employment

  (1)
  On Completion the Company will not employ or have any obligation to employ or have seconded to it any person other than the persons who have been disclosed pursuant to paragraph F.2(1)(a) and (b).

  (2)
  No employee of the Company or person employed by the Company within a period of 6 months preceding the date of this Agreement has given, or has been given, notice of termination of employment, has been summarily dismissed or has resigned with or without notice or has indicated an intention to terminate his employment.

  (3)
  There is no arrangement in operation by or in relation to the Company under which any employee or other person is entitled to remuneration of any sort (including, without limitation, bonus, commission or profit sharing) by reference to the turnover, profits or performance of the whole or any part of the business of the Company and no such arrangement has been operated on a customary or discretionary basis.

  (4)
  No proposal, assurance or commitment has been communicated to any person regarding any change to his terms of employment (or terms of appointment or engagement in the case of officers and consultants) or working conditions or regarding the continuance, introduction, increase or improvement of any benefit or any discretionary arrangement and no negotiations have commenced for any such matter.

  (5)
  All subsisting contracts of employment and any agreements as mentioned in paragraph F.2(1) to which the Company is a party are terminable by it on three months' notice or less without compensation (other than compensation pursuant to the Employment Rights Act 1996).

  (6)
  The Company has no current liability to any present or former employee (or any representative of the same) or to any person or Company providing Consultancy Services to pay any compensation, damages, a redundancy payment, a protective award, a severance payment or any other payment or award or is under any obligation to provide or continue any benefit (including the provision of a reference) either pursuant to, or as a consequence of failing to comply with any statute, regulation or agreement (including a settlement, compromise or COT3 agreement) and no such sums have been paid or benefits provided

    (whether pursuant to a legal obligation or ex gratia) since the Accounts Date except in relation to salaries paid and benefits provided to employees of the Company as at the date hereof.

  (7)
  There is no term of employment for any employee of the Company which provides that a change of control of the Company shall entitle the employee to treat the change of control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

  (8)
  The Company has no obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Company has not operated any discretionary practice of making the such excess payments.

  (9)
  Except in respect of reimbursement of out of pocket expense and normal accruals of emoluments after the date of this agreement, no sum is owing or promised to any employee of the Company.

  (10)
  The Company has not made any loan or advance, or provided any financial assistance to any employee or past or prospective employee of the Company, which is outstanding.

  (11)
  No employee of the Company has been absent from work or unable to properly perform his or her duties due to illness or injury for a period of 20 working days or more within 12 months of the date of this agreement and no employee of the Company is absent from work on maternity of parental leave.

  (12)
  No employee of the Company has given notice of her pregnancy or of an intention to take parental leave.

  (13)
  The Company has complied with Regulations 4 and 13 of the Working Time Regulations 1998 in respect of all employees of the Company and any and all persons who provide services to the Company other than under a contract of employment and to whom the Working Time Regulations 1998 apply.

  (14)
  The Company has paid the national minimum wage in accordance with the National Minimum Wage Act 1998 to all employees of the Company and any and all persons who provide services to the Company other than under a contract of employment and to whom the National Minimum Wage Act 1998 applies.

  (15)
  The Company does not have any shadow director within the meaning of Section 741 Companies Act 1985.

  (16)
  The Company has not so far as the Warrantors are aware discriminated unlawfully against any employee of the Company, any and all persons who provide services to the Company other than under a contract of employment or any applicant for employment.

F.4 Disputes

  (1)
  The Company has complied with all orders, declarations and awards made by any Court, tribunal or regulatory authority and declarations or orders made by the Advisory Conciliation and Arbitration Service.

  (2)
  No claim in relation to the Company's employees or former employees or their representatives or the Scheme has been made or threatened against the Company.

  (3)
  No enquiry or investigation affecting the Company has been made or threatened by the Commission for Racial Equality, the Equal Opportunities Commission, any health and safety enforcement body, the Disability Rights Commission, the Occupational Pensions Advisory

    Service, the Pensions Ombudsman or the Occupational Pensions Regulatory Authority in respect of any act, event, omission or other matter arising out of or in connection with:

    (a)
    any application for employment by any person;

    (b)
    the employment (including terms of employment, working conditions, benefits and practices) or termination of employment of any person;

    (c)
    the Scheme (other than routine claims for benefits);

    and, after making due and careful enquiries, the Seller is not aware of any circumstance which may give rise to any such claim or investigation.

  (4)
  There is not, and during the three years preceding the date of this agreement there has not been, any industrial action affecting the Company and the Seller is not aware of any circumstance which might give rise to industrial action.

  (5)
  No employee of the Company has, within the Warrantor's knowledge, during the period of three years preceding the date of this agreement been involved in any criminal proceedings relating to the business of the Company and there are no circumstances within the Warrantor's knowledge which are likely to give rise to any such proceedings.

F.5 Collective matters

  (1)
  The Company has not recognised a trade union and no application has been made to the Company or the Central Arbitration Committee seeking union recognition in relation to some or all of the Company's employees.

  (2)
  The Company is not a party to any collective agreement, dismissal procedures agreement, union membership agreement, trade dispute or proceedings before any court or tribunal under or by virtue of the provisions of the Trade Union and Labour Relations (Consolidation) Act 1992 or any other statute and the Seller is not aware of any circumstance which might give rise to the Company becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

  (3)
  During the period of twelve months before the date of this agreement, the Company has not given notice of any redundancies to the Secretary of State or started consultations with any trade union or employee representatives under Chapter II, Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 and the Company has not failed to comply with any obligation under that Act.

F.6 Pensions

  (1)
  Other than the Scheme there is no scheme or arrangement which exists (whether legally enforceable or not) for the provision of any retirement or death benefit for any officer or employee or former officer or former employee of the Company or for any spouse, former spouse, relative or dependant of or person otherwise connected with any such person.

  (2)
  The Scheme is Approved and as far as the Warrantors are aware there is no ground on which Approval may be withdrawn or cease to apply. Neither the Seller nor the Company has given any indemnity to any person in connection with the Scheme except as stated in the Scheme Documents.

  (3)
  The Company has duly complied with its obligations under the Scheme and all amounts due to be paid or were due to be paid to the Scheme from the Company and its employees have been paid on the due date.

  (4)
  No undertaking or assurance has been given to any officer or employee of the Company (or any former officer or employee of the Company) or to any of their spouses, former spouses, relatives, dependants or persons otherwise connected with them as to any increase in contributions to the Scheme and/or the continuance, introduction, increase, improvement of any retirement, early retirement or death benefits (whether or not there is any legal obligation to do so).

  (5)
  In relation to the Scheme there are no death benefits other than a refund of the contributions paid by or on behalf of a member and any investment return thereon.

  (6)
  The Scheme is not contracted-out of the State Earnings Related Pension Scheme.

  (7)
  The Company is not providing and has not at any time provided ex gratia pensions or other like payments for any officer or employee or former officer or employee of the Company or any spouse, former spouse, relative or dependant of or any person otherwise connected with any such person.

  (8)
  All employees (whether full or part time and whether permanent or not) of the Company are eligible for and have been offered membership of the Scheme.

F.7 Additional Option Warranties

  (1)
  All options (whether subsisting, vested or unvested, exercised, lapsed or otherwise ceased to be exercisable) granted under the Gendaq Limited 2001 Enterprise Management Incentive Scheme (the "EMI Scheme") have been granted with option prices in excess of the market value of the Company's shares at the relevant dates of grant as agreed by the Shares Valuation Division of the Inland Revenue at the relevant time.

  (2)
  All options (whether subsisting, vested or unvested, exercised, lapsed or otherwise ceased to be exercisable) are and have at all times been qualifying options within the meaning of Schedule 14 to the Finance Act 2000 ("Schedule 14") and there is no reason or circumstance which exists or has occurred of which the Warrantors are aware which could result in such options ceasing to be qualifying options within the meaning of Schedule 14. However, the Warrantors give no warranty as to whether or not Completion will be a disqualifying event within Schedule 14 in relation to all or any such options.

SCHEDULE 5

PURCHASERS WARRANTIES

1.
The Purchaser is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this agreement and carry on its business as it is now being conducted.

2.
All of the outstanding shares of the Purchaser's capital stock have now been duly authorised and validly issued and are fully paid and nonassessable.

3.
Except as described in the Purchaser's SEC Reports (as defined below), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to issued or unissued capital stock of the Purchaser or obligating the Purchaser to issue or sell any shares of capital stock of, or other equity interest in, the Purchaser.

4.
The Sangamo Shares issued in accordance with this agreement will be validly issued and fully paid and nonassessable and will be issued in compliance with all applicable securities laws and regulations and such issue will not contravene any laws, rules or regulations or with any agreements to which the Purchaser is a party or by which it or its property is bound. 2,250,000 shares of the Purchaser's common stock have been reserved for issuance (which includes shares reserved for issuance pursuant to Replacement Options).

5.
The Purchaser and its board of directors and officers have all necessary powers to issue the Consideration Shares without any consent by the stockholders of the Purchaser or any class of them or any other person and there are no other consents, authorisations, approvals or licences required by the Purchaser for the entering into or completion of this agreement which have not been unconditionally obtained and are in full force and effect.

6.
All the Sangamo Shares to be issued under this agreement will rank pari passu in all respects with the existing common stock of the Purchaser including the right to participate in all dividends and other distributions declared, paid or made following the Completion Date.

7.
The execution and delivery of this agreement by the Purchaser does not, and the performance of this agreement, and any additional agreements contemplated hereby to which the Purchaser is a party shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organisational documents of the Purchaser or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgement or decree applicable to the Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material properties or material assets of the Purchaser of any of its subsidiaries pursuant to, any agreement filed as an exhibit to the Purchaser's SEC Reports, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii) reasonably be expected to have a Material Adverse Effect on the Purchaser.

8.
There are no claims, actions, suits or proceedings pending or, to the knowledge of the Purchaser (which refers to the knowledge of the officers and directors of the Purchaser), threatened against the Purchaser or any Subsidiary of the Purchaser or any properties or rights of the Purchaser or any Subsidiary of the Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

9.
The Purchaser has made available to the Sellers a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Purchaser with the SEC since its initial public offering (the "SEC Reports"), which are all the forms, reports and documents required to be filed by the Purchaser with the SEC since that date. The Purchaser's SEC Reports (A) comply in all material respects with the requirements of the Securities Act or the United Sates Securities and Exchange Act of 1934, as the case may be, and comply in all material respects with the rules and regulations of the SEC thereunder applicable to such SEC Reports and (B) did not at the time they were filed (or if amended or superseded by a filling prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the Purchasers last SEC filing there has not occurred any event which would reasonably be expected to be a Material Adverse Effect on the Purchaser. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports comply as to form in all material respects with the established rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Securities and Exchange Act of 1934) and each fairly presents the consolidated financial position of the Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which are not material in the aggregate.

SCHEDULE 6

SANGAMO BIOSCIENCES, INC. DECLARATION OF REGISTRATION RIGHTS

    This Declaration of Registration Rights (this "Declaration") is made as of June 28, 2001, by Sangamo BioSciences, Inc., a Delaware corporation ("Parent"), for the benefit of stockholders of Gendaq Limited, a company registered in England (the "Company"), acquiring shares of Parent Common Stock pursuant to that certain Acquisition Agreement dated as of June 28, 2001 (the "Acquisition Agreement"), among, inter alia, Parent, and the Sellers of the Company. None of the operative provisions of this Declaration of Registration Rights shall come into effect until the Effective Date.

    1.  Definitions.  As used in this Declaration:

  (a)
  "Effective Date" means the date on which Parent acquired all of the Shares (as defined in the Acquisition Agreement).

  (b)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (c)
  "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC or, in the event that Parent is no longer eligible to so include or incorporate substantial information by reference to other documents filed by Parent with the SEC, a Form S-1 or other registration form under the Securities Act pursuant to which the Holders may sell the Registrable Securities.

  (d)
  "Holder" means a stockholder of the Company to whom shares of Parent Common Stock are issued pursuant to the Acquisition Agreement or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

  (e)
  "Registrable Securities" means for each Holder: (i) the number of shares of Parent Common Stock issued to such Holder pursuant to the Acquisition Agreement and any Parent Common Stock subject to the deferred issue provisions in clause 3 (2) of the Acquisition Agreement and defined therein as the Second Tranche of Consideration (ii) any other shares of Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares of Parent Common Stock referred to (i) above, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities after Parent has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relation to such shares on the terms and conditions set forth in Section 2.

  (f)
  "Securities Act" means the Securities Act of 1933, as amended.

  (g)
  "SEC" means the United States Securities and Exchange Commission.

Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement. None of the operative provisions of this Declaration of Registration Rights shall come into effect until the Effective Date.

    1.  Registration on Form S-3.

1.
Parent shall use its best efforts to prepare and file with the SEC within 30 days after the Effective Date, a Form S-3 covering all Registrable Securities; provided, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent with respect to each such Holder pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

2.
Parent shall (i) use its best efforts to prepare and file with the SEC the registration statement with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the first anniversary of the date of the Effective Date; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (vi) notify each Holder at any time when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Parent are then listed; and (viii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder to a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

3.
Suspension of Prospectus. Prior to any proposed disposition by Holder of any Registrable Securities under any registration statement filed pursuant to Section 2 hereof, Holder shall notify Parent in writing of such proposed disposition. Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered within two (2) business days thereof a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and for which Parent has a bona fide business purpose for preserving confidentiality. No such notice will be delivered or affect any Holder's rights hereunder unless Parent's officers are similarly restrained from disposing of Parent common stock. In the event of the delivery of the notice described above by Parent, Parent shall use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 60 days in the aggregate and no longer than 20 days as to any single delay, and shall extend the time period in Section 2(b)(i)(B) if necessary by the period of such actual delay.

4.
Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions).

5.
Indemnification. In the event of any offering registered pursuant to this Declaration: Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following statements, omissions or violations (collectively, a "Violation"): any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus including any preliminary prospectus or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any rule or regulation promulgated under the Securities Act, Exchange Act, state securities laws or common law applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein; and provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Seller Indemnified Party, or any person controlling such Seller Indemnified Party, from whom the person asserting any such claims, losses, liabilities, damages or actions purchased shares, if a copy of the prospectus (as then amended or supplemented if Parent shall have furnished any amendments of supplements thereto) was not sent or given by or on behalf of such Seller Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such claim, loss, liabilities, damages or actions.

  (a)
  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder whose Securities are included in such Registration, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (joint or several) (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus (preliminary or final), offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and furnished expressly for use in and stated to be specifically for use therein; provided, however, that the obligation of each Holder hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by such Holder of Registrable Securities sold as contemplated herein.

    (b)
    Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compromised as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

    (c)
    The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

    (d)
    Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

    (e)
    If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid of payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 5(e) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party of by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.
Limitation on Assignment of Registration Rights. The rights of each Holder under this Declaration are assignable to any purchaser or transferee of Registrable Securities; provided, however, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Declaration. Prior to an assignment of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such assignee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such assignee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No assignment of registration rights under this Declaration shall be permitted if immediately following such assignment the disposition of such Registrable Securities by the assignee is not restricted under the Securities Act.

7.
Reports Under Exchange Act. Parent agrees to:

  (a)
  use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

  (b)
  furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent; and make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act.

8.
Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

9.
Governing Law. This Declaration shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to the conflict of law principles therein.

    IN WITNESS WHEREOF, THIS DECLARATION OF REGISTRATION RIGHTS IS EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

SANGAMO BIOSCIENCES, INC.

By:
Name:
Title:

SIGNATURE PAGES FOR ACQUISITION AGREEMENT RELATING TO THE SALE OF
GENDAQ LIMITED TO SANGAMO BIOSCIENCES, INC.

SIGNED by
(Print Name)	(Director)
for and on behalf of SANGAMO BIOSCIENCES, INC. in the presence of
SIGNED by
(Print Name)	(Director)
for and on behalf of RBC TRUSTEES (GUERNSEY) LIMITED (as trustees for the Pizzicato Trust in the presence of
SIGNED by
(Print Name)	(Director)
for and on behalf of THE MEDICAL RESEARCH COUNCIL in the presence of

SIGNED by DR. TIMOTHY BREARS in the presence of

SIGNED by PROFESSOR SIR AARON KLUG in the presence of
SIGNED by
(Print Name)	(Director)
of MVM LIMITED for and on behalf of UK MEDICAL FUND NO 1 LIMITED PARTNERSHIP in the presence of
SIGNED by
(Print Name)	(Investment Manager)
for and on behalf of ABN AMRO VENTURES B.V. in the presence of
SIGNED by
(Print Name)	(Authorised Signatory)
for and on behalf of DUSTY MILLER L.L.C. in the presence of

SIGNED by
(Print Name)	(Duly Authorised Attorney)
acting as duly authorised attorney for and on behalf of 3i GROUP PLC in the presence of
SIGNED by
(Print Name)	(Director)
of AVLAR BIOVENTURES LIMITED for and on behalf of AVLAR BIOVENTURES FUND 1 LIMITED PARTNERSHIP in the presence of
SIGNED by
(Print Name)	Director
for and on behalf of NEOMED INNOVATION ASA in the presence of

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CONTENTS
SCHEDULE 1B
EMPLOYEE OPTIONS
SCHEDULE 2
PARTICULARS OF THE COMPANY
SCHEDULE 3
PROPERTY
SCHEDULE 4
WARRANTIES
A. GENERAL
B. ACCOUNTS AND FINANCIAL
C. COMMERCIAL
D. TAXATION
E. PROPERTIES
F. EMPLOYEES
SCHEDULE 5
PURCHASERS WARRANTIES
SCHEDULE 6 SANGAMO BIOSCIENCES, INC. DECLARATION OF REGISTRATION RIGHTS